Exhibit 10.3

PERJANJIAN
ANTARA

PT PLN (PERSERO)

dengan

PT. AGCC AITECH INDONESIA-

TENTANG
JUAL BELI TENAGA LISTRIK DENGAN DAYA ____ KVA UNTUK DATA CENTER

NOMOR PIHAK PERTAMA :

NOMOR PIHAK KEDUA : ....

AGREEMENT
BETWEEN

PT PLN (PERSERO)

with

PT. AGCC AITECH INDONESIA-

CONCERNING
SALE AND PURCHASE OF ELECTRICITY WITH ____ KVA POWER FOR DATA CENTER

FIRST PARTY NUMBER :

SECOND PARTY NUMBER : ....

Perjanjian antara **PT PLN (Persero)** dan **[***PT. AGCC AITECH INDONESIA***]** tentang Jual Beli Tenaga Listrik dengan Daya ____ kVA untuk **[data center use]** ini (selanjutnya disebut "**Perjanjian**" ini) dibuat di Kabupaten Bekasi dan ditandatangani pada ____ ("**Tanggal Efektif**"), oleh dan antara:

This Agreement between **PT PLN (Persero)** and **[***PT. AGCC AITECH INDONESIA***]** concerning Sale and Purchase of Electricity with ____ kVA Power for **[data center use]** (hereinafter referred to as this "**Agreement**") is made in Bekasi District and signed on _____ ("**Effective Date**"), by and between:

I. **PT PLN (PERSERO)**, sebuah perseroan terbatas yang didirikan secara sah berdasarkan hukum Republik Indonesia, dengan Akta Pendirian No. 169 tanggal 30 Juli 1994 dibuat di hadapan Sutjipto, S.H., Notaris di Jakarta dan terakhir diubah dengan Akta Notarial No. 9 tanggal 10 Agustus 2017 dibuat di hadapan, Lenny Janis Ishak, S.H., Notaris di Jakarta, yang dalam hal ini diwakili oleh ________ selaku Manajer PT PLN (Persero) Unit Induk Distribusi Jawa Barat Unit Pelaksana Pelayanan Pelanggan Cikarang, berdasarkan Surat-Kuasa Nomor: , dan oleh karenanya bertindak untuk dan atas nama PT PLN (Persero) Unit Induk Distribusi Jawa Barat Unit Pelaksana Pelayanan Pelanggan Cikarang, yang beralamat di Ruko El Premio No. 8-12, Jalan Deltamas Boulevard, Desa Sukamahi, Cikarang Pusat, Bekasi, selanjutnya disebut sebagai "**PIHAK PERTAMA**"; dan

II. **[PT. AGCC AITECH INDONESIA]**, suatu perseroan terbatas yang didirikan secara sah berdasarkan hukum Republik Indonesia berdasarkan Akta Pendirian No. 04 tanggal 10 Februari 2026 dibuat dihadapan Notaris Leonardo Silow, S.H., M.Kn., di Cirebon Regency, beralamat di **Kawasan Greenland International Industrial Center (GIIC) Blok BC No.9, Pasirranji, Cikarang Pusat, Kab. Bekasi 17530** yang dalam hal ini diwakili oleh **MONIKA TANGEL** selaku **Direktur** bertindak untuk

I. **PT PLN (PERSERO)**, a limited liability company duly established under the laws of the Republic of Indonesia, with Deed of Establishment No. 169 dated 30 July 1994, made before Sutjipto, S.H., a Notary in Jakarta, and lastly amended by Notarial Deed No. 9 dated 10 August 2017, made before Lenny Janis Ishak, S.H., a Notary in Jakarta, in this matter represented by ________ as Manager of PT PLN (Persero) Unit Induk Distribusi Jawa Barat Unit Pelaksana Pelayanan Pelanggan Cikarang, based on Decree of the Board of Directors of PT PLN (Persero), Number: ____________________, and therefore, acting for and on behalf of PT PLN (Persero) Unit Induk Distribusi Jawa Barat Unit Pelaksana Pelayanan Pelanggan Cikarang and, domiciled at Ruko El Premio No. 8-12, Jalan Deltamas Boulevard, Desa Sukamahi, Cikarang Pusat, Bekasi, hereinafter referred to as "**FIRST PARTY**"; and

II. **[PT. AGCC AITECH INDONESIA]** a limited liability company duly established under the laws of Indonesia according to Deed of Establishment No 04, dated 10 February 2026 made before Leonardo Silow, S.H., M.Kn., a Notary in Cirebon Regency, domiciled at **Kawasan Greenland International Industrial Center (GIIC) Blok BC No.9, Pasirranji, Cikarang Pusat, Kab. Bekasi 17530**, in this matter represented by **MONIKA TANGEL**, as **Director** therefore acting for and behalf of **PT. AGCC AITECH INDONESIA**, hereinafter referred to as "**SECOND PARTY**".

First Party Initials ..... page 1/28 *Second Party Initials*

dan atas nama **PT. AGCC AITECH INDONESIA**, selanjutnya disebut "**PIHAK KEDUA**"..

PIHAK PERTAMA dan PIHAK KEDUA selanjutnya secara sendiri-sendiri disebut sebagai "**PIHAK**" dan secara bersama-sama disebut sebagai "**PARA PIHAK**".

FIRST PARTY and SECOND PARTY, shall hereinafter individually referred to as a "**PARTY**" and collectively referred to as "**THE PARTIES**".

PENDAHULUAN

PARA PIHAK terlebih dahulu menerangkan hal-hal sebagai berikut:

1. Bahwa, PIHAK PERTAMA merupakan sebuah Badan Usaha Milik Negara yang bergerak dalam bidang penyediaan dan pelayanan ketenagalistrikan berdasarkan ketentuan perundang-undangan yang berlaku;

2. Bahwa, PIHAK KEDUA merupakan sebuah badan hukum yang berbentuk perseroan terbatas yang sedang dalam tahap perencanaan pembangunan gedung yang akan berlokasi di **Kawasan Greenland International Industrial Center (GIIC) Blok BC No. 9, Pasirranji, Cikarang Pusat, Kab. Bekasi, 17530**, selanjutnya disebut sebagai "**Lokasi**";

3. Bahwa, PIHAK KEDUA akan membutuhkan pasokan tenaga listrik guna mendukung kebutuhan operasional PIHAK KEDUA di Lokasi, dan PIHAK PERTAMA akan menyalurkan tenaga listrik ke Lokasi; dan

4. Bahwa, PARA PIHAK sepakat untuk mengadakan Perjanjian ini untuk mengatur hak dan kewajiban PARA PIHAK sehubungan dengan pelaksanaan penyaluran tenaga listrik ke Lokasi sebagaimana dimaksud dalam paragraf 3 di atas.

Oleh karenanya, dengan mempertimbangkan premis dan janji serta kesepakatan bersama PARA PIHAK yang dimuat dalam Perjanjian ini, PARA PIHAK telah menyepakati hal-hal sebagai berikut:

RECITALS

THE PARTIES firstly explain the following matters:

1. Whereas, FIRST PARTY is a Stated-Owned Company engaging in the field of electricity supply and services according to the applicable regulations;

2. Whereas, SECOND PARTY is a legal entity in the form of a limited liability company which is currently in the planning stage of building that will be located at **Greenland International Industrial Center (GIIC) Area Blok BC No. 9, Pasirranji, Cikarang Pusat, Kab. Bekasi, 17530**, hereinafter referred to as "**Site**";

3. Whereas SECOND PARTY will require supply of electricity to support the SECOND PARTY's operational needs at the Site, and FIRST PARTY will distribute the electricity to the Site; and

4. Whereas, THE PARTIES agreed to enter into this Agreement to contemplate rights and obligations of THE PARTIES in relation to the implementation of distribution of electricity to the Site as referred to in paragraph 3 above.

Now therefore, in consideration of the premises and mutual covenants and agreements of THE PARTIES herein contained, THE PARTIES have agreed as follows:

Pasal 1

KETENTUAN UMUM

(1) PARA PIHAK tunduk dan patuh pada ketentuan-ketentuan persyaratan penyambungan tenaga listrik, ketentuan instalasi ketenagalistrikan, ketentuan tentang harga jual tenaga listrik dan ketentuan lain yang berkaitan dengan pelaksanaan jual beli tenaga listrik yang diberlakukan di PIHAK PERTAMA

Article 1

GENERAL REQUIREMENTS

(1) THE PARTIES shall be subject to and comply with the provisions of power connection requirements, provisions of electricity installations, provisions of electricity sale price and other provisions relating to the implementation of the sale and purchase of electricity power applicable in FIRST PARTY to the extent such

First Party Initials *page 2/28* *Second Party Initials*

sepanjang ketentuan tersebut berlaku secara umum untuk konsumen PIHAK PERTAMA, antara lain:

a. Undang-Undang Republik Indonesia No. 30 Tahun 2009 tentang Ketenagalistrikan;

b. Peraturan Pemerintah No. 14 Tahun 2012 tentang Kegiatan Usaha Penyediaan Tenaga Listrik (sebagaimana diubah terakhir oleh Peraturan Pemerintah No. 23 Tahun 2014);

c. Peraturan Presiden No. 8 Tahun 2011 tentang Tarif Tenaga Listrik yang Disediakan oleh Perusahaan Perseroan (Persero) PT Perusahaan Listrik Negara;

d. Peraturan Menteri Energi dan Sumber Daya Mineral No. 0045 Tahun 2005 tentang Instalasi Tenaga Listrik (sebagaimana terakhir diubah oleh Peraturan Menteri Energi dan Sumber Daya Mineral No. 0046 Tahun 2006);

e. Peraturan Menteri Energi dan Sumber Daya Mineral No. 03 Tahun 2007 tentang Aturan Jaringan Sistem Tenaga Listrik Jawa-Madura-Bali;

f. Peraturan Menteri Energi dan Sumber Daya Mineral No. 04 Tahun 2009 tentang Aturan Distribusi Tenaga Listrik;

g. Peraturan Menteri Energi dan Sumber Daya Mineral No. 27 Tahun 2017 tentang Tingkat Mutu Pelayanan dan Biaya yang Terkait dengan Penyaluran Tenaga Listrik oleh PT Perusahaan Listrik Negara (Persero) (sebagaimana diubah terakhir oleh Peraturan Menteri Energi dan Sumber Daya Mineral No. 18 Tahun 2019); dan

h. Peraturan Menteri Energi dan Sumber Daya Mineral No. 28 Tahun 2016 tentang Tarif Tenaga Listrik yang Disediakan oleh PT Perusahaan Listrik Negara (Persero) (sebagaimana diubah terakhir oleh Peraturan Menteri Energi dan Sumber Daya Mineral No. 19 Tahun 2019).

(2) Dalam hal diberlakukannya peraturan baru yang menambahkan atau mengubah dan/atau membuat beberapa atau semua ketentuan dalam peraturan sebagaimana dimaksud dalam ayat (1) Pasal ini tidak lagi berlaku dan berdampak pada pelaksanaan Perjanjian ini, PARA PIHAK sepakat untuk berdiskusi untuk melakukan penyesuaian yang diperlukan terhadap Perjanjian ini dalam rangka mematuhi provisions generally applicable to the consumers of FIRST PARTY, among others:

a. Law of the Republic of Indonesia No. 30 of 2009 on Electricity;

b. Government Regulation No. 14 of 2012 on Electricity Supply Business Activities (as lastly amended by Government Regulation No. 23 of 2014);

c. President Regulation No. 8 of 2011 on Tariff of Electricity provided by the Liability Company (Persero) PT Perusahaan Listrik Negara;

d. Minister of Energy and Mineral Resources Regulation No. 0045 of 2005 on Electrical Installation (as lastly amended by Minister of Energy and Mineral Resources No. 0046 of 2006);

e. Minister of Energy and Mineral Resources Regulation No. 03 of 2007 on Rules of Electricity System Grid of Java-Madura-Bali;

f. Minister of Energy and Mineral Resources Regulation No. 04 of 2009 on Rules of Electricity Distribution;

g. Minister of Energy and Mineral Resources Regulation No. 27 of 2017 on Quality Level of Services and Costs Related to Distribution of Electricity by the PT Perusahaan Listrik Negara (Persero) (as lastly amended by Minister of Energy and Mineral Resources No. 18 of 2019);

h. Minister of Energy and Mineral Resources Regulation No. 28 of 2016 on Tariffs of Electricity Provided by PT Perusahaan Listrik Negara (Persero) (as lastly amended by Minister of Energy and Mineral Resources No. 19 of 2019);

(2) In the event of enactment of new regulation(-s) adding or changing and/or making some or all of provisions in any of regulations referred to in paragraph (1) of this Article no longer valid and affect the implementation of this Agreement, THE PARTIES agree to discuss to make an adjustment(-s) required to this Agreement in compliance with such new regulation in accordance with Article 20 of this Agreement.

First Party Initials *page 3/28* *Second Party Initials*

peraturan baru tersebut sesuai dengan ketentuan Pasal 20 Peqanjisn ini. (3) Seluruh istilah dalam huruf besar yang digunakan dalam Perjanjian ini memiliki arti yang diberikan kepadanya dalam ketentuan - ketentuan Perjanjian ini . Pasal 1 TUJUAN (1) PIHAK PERTAMA akan menjual dan menyalurkan tenaga listrik tegangan menengah reguler melalui Saluran Kabel Tegangan Menengah (SKTM) 20 kV (dua puluh kilo Volt) yang dibangun oleh PIHAK KEDUA dengan daya 27 . 700 kVA di Lokasi ("Tenaga Listrik"), (2) PIHAK KEDUA akan menerima dan membeli Tenaga Listrik yang akan disalurkan oleh PIHAK PERTAMA, untuk dipergunakan oleh PIHAK KEDUA untuk kebutuhan operasional PIHAK KEDUA di Lokasi, sesuai dengan syarat dan ketentuan Perjanjian ini . Pasal 3 PENYALURAN TENAGA LISTRIK DAN TINGKAT MUTU LAYANAN (1) PIHAK PERTAMA akan menyalurkan Tenaga Listrik kepada PIHAK KEDUA melalui sambungan 3 (tiga fasa), dengan spesifikasi sebagai berikut : a . tegangan pelayanan nominal sebesar 20 kV (dua puluh kilo Volt) dengan variasi fiuktuasi penurunan minus 10 ƒ /« (sepulu h persen) dan kenaikan maksimum 5 ƒ / (lima persen) ; dan b . frekuensi antara 49 , 5 Hz (empat puluh sembilan koma lima Hertz) sampai dengan 50 , 5 Hz (lima puluh koma lima Hertz), secara terus menerus tanpa terputus - putus . (2) Dengan tunduk pada Pasal 4 Peqanjian ini, PIHAK KEDUA, selama Jangka Waktu Perjanjian, wajib: a . memastikan agar seluruh Instalasi Listrik dan peralatan listrik milik PIHAK KEDUA memenuhi persyaratan dalam aturan distribusi tenaga listrik sebagaimana diatur dalam Peraturan Menteri Energi dan Sumber Daya Mineral No . 04 Tahun 2009 tentang Aturan Distribusi Tenaga Listrik (sebagaimana diubah, diganti atau dinyatakan kembali dañ waktu ke waktu) ; (3) All capitalized terms used in this Agreement shall have meanings given to them in the provisions of this Agreement . Article 2 PURPOSE (1) FIRST PARTY will sell and distribute medium voltage electricity with Regular Service through a Medium Voltage Cable Line (Saluran Kabel Tegangan Menengah (SKTM)) of 20 KV (Menty Kilo Volt) that built by SECOND PARTY with a power o f 27 , 700 kVA at Site ("Electricity") . (2) SECOND PARTY is willing to receive and puchase the Electricity to be supplied by FIRST PARTY, to be used by SECOND PARTY for operational needs of SECOND PARTY at Site, in accordance with the terms and conditions of this Agreement . Article 3 DISTRIBUTION OF ELECTRICITY AND THE QUALITY LEVEL OF SERVICE (1) FIRST PARTY will distribute the Electricity to SECOND PARTY through 3 (three) phases connection with the following specifications : a . the nominal service voltage of 20 kV with variations in fluctuation of a decrease of minus 10 ƒ /« and a maximum increase of 5 ƒ /« ; and b. frequencies between 49.5 Hz and 50.5 Hz, continuously without interruption. (2) Subject to Article 4 hereof, SECOND PARTY, during the Term of this Agreement, must: a . ensure that aJl of SECOND PARTY's Electrical Installations and electrical equipment comply with the requirements in the rules of electricity distribution distribution as stipulated in the Minister of Energy and Mineral Resources Regulation No . 04 of 2009 on Rules of Electricity Distribution (as amended, substituted or restated from time to time) ; First Pady Initials.............. page 4 /28 Second Parl:y Initials...............................

b. memastikan agar seluruh Instalasi Listrik dan peralatan listrik milik PIHAK KEDUA tidak peka terhadap kemungkinan dan variasi kenaikan ataupun penurunan tegangan listrik sebagaimana dimaksud pada ayat (1) Pasal ini;

c. menyesuaikan instalasi peralatan relai milik PIHAK KEDUA dengan peralatan relai keselamatan milik PIHAK PERTAMA dan instalasi peralatan relai milik PIHAK KEDUA tersebut harus dikoordinasikan dengan peralatan relai PIHAK PERTAMA;

d. memastikan bahwa Instalasi Listrik milik PIHAK KEDUA tidak sensitif terhadap *flicker* tegangan (termasuk *flicker* tegangan yang disebabkan oleh hubungan pendek, gangguan petir, operasi tertutup terbuka peralatan sirkuit jaringan) yang dapat memicu gejala transien dalam jaringan PIHAK PERTAMA; dan

e. memastikan bahwa semua Instalasi Listrik dan peralatan listrik milik PIHAK KEDUA tidak sensitif terhadap variasi frekuensi yang disebutkan dalam ayat (1) Pasal ini.

f. menjamin bahwa instalasi Ketenagalistrikan milik PIHAK KEDUA sesuai dengan ketentuan persyaratan teknis di bidang ketenagalistrikan dan dapat beroperasi dengan normal sehingga jika terjadi gangguan pada Instalasi Ketenagalistrikan milik PIHAK KEDUA tidak menyebabkan gangguan pada Instalasi Ketenagalistrikan milik PIHAK PERTAMA

g. Apabila terjadi gangguan pada Instalasi Ketenagalistrikan milik PIHAK KEDUA yang menyebabkan gangguan pada Instalasi Ketenagalistrikan milik PIHAK PERTAMA sehingga mengakibatkan kerusakan/kehilangan Instalasi Ketenagalistrikan milik PIHAK PERTAMA dan/atau Pelanggan PIHAK PERTAMA lainnya turut merasakan gangguan tersebut, maka:

   i. PIHAK KEDUA wajib membayar ganti rugi atas kerusakan/kehilangan Instalasi Tenaga Listrik milik PIHAK PERTAMA, dan/atau

   ii. PIHAK KEDUA wajib membayar ganti rugi atas kompensasi yang timbul kepada Pelanggan PIHAK PERTAMA yang terdampak gangguan akibat gangguan pada

b. ensure that all of SECOND PARTY's Electrical Installations and electrical equipment are not sensitive to the possibility and variation of an increase or a decrease of voltage as referred to in paragraph (1) of this Article;

c. adjust the SECOND PARTY's relay equipment installation with the FIRST PARTY's safety relay equipment and it must be coordinated with the FIRST PARTY's relay equipment;

d. ensure that SECOND PARTY's Electrical Installations are not sensitive to voltage flicker (including voltage flicker caused by short circuit, lightning disturbance, opened closed operation of equipment of network circuit) that may trigger transient symptoms of in the FIRST PARTY's network, including but not limited to; and

e. ensure that all of SECOND PARTY's Electrical Installations and electrical equipment are not sensitive to variations of frequency as referred to in paragraph (1) of this Article.

f. guarantee that all of SECOND PARTY's Electrical Installations comply with the technical requirements and can operate normally so that in the event of a disturbance to the SECOND PARTY's Electricity Installation it will not cause disturbance to the FIRST PARTY's Electricity Installation.

g. If there is a disturbance in the Electrical Installation belonging to the SECOND PARTY which causes a disturbance in the Electrical Installation belonging to the FIRST PARTY resulting in damage/loss of the Electrical Installation belonging to the FIRST PARTY and/or other FIRST PARTY customers that also feel the disturbance, then:

   i. SECOND PARTY must to pay compensation for the damage/loss of the Electrical Power Installation belonging to the FIRST PARTY, and/or

   ii. SECOND PARTY must indemnify for the compensation arising out from/suffered by FIRST PARTY Customers who are affected

First Party Initials.............. page 5/28 Second Party Initials

Instalasi Ketenagalistrikan milik PIHAK KEDUA.

by disturbances due to disturbances in the SECOND PARTY's Electricity Installation.

(3) Apabila pasokan Tenaga Listrik mengalami pemadaman akibat kegagalan penyaluran di instalasi listrik PIHAK PERTAMA, PIHAK KEDUA berhak menerima kompensasi sesuai ketentuan Pasal 7 Perjanjian ini.

(3) If the supply of Electricity experiences shutdown due to failure of distribution at the FIRST PARTY's electrical installation, SECOND PARTY shall be entitled to receive compensation in accordance with Article 7 of this Agreement.

(4) Dalam hal pengurangan/penghentian aliran Tenaga Listrik oleh PIHAK PERTAMA, PIHAK PERTAMA mengizinkan PIHAK KEDUA dan PIHAK KEDUA berhak untuk memiliki dan melaksanakan alternatif lain untuk memperoleh sumber penyediaan listrik dengan cara memiliki sendiri sumber penyediaan listrik dan tidak beroperasi secara paralel dengan sistem penyediaan listrik milik PIHAK PERTAMA.

(4) In the case of a reduction / stoppage of usage of electricity power by the FIRST PARTY, the FIRST PARTY permits the SECOND PARTY and the SECOND PARTY to have the right to own and implement other alternatives to obtain a source of electricity supply by owning a source of electricity supply and not operating in parallel with the electricity supply system of the FIRST PARTY.

Pasal 4

INSTALASI MILIK PIHAK KEDUA

(1) PIHAK KEDUA bertanggung jawab untuk menyediakan instalasi milik PIHAK KEDUA sesuai apa yang menjadi kebutuhan PIHAK KEDUA, yang terdiri diri namun tidak terbatas pada:

a. Kabel penghubung tegangan menengah dari gardu Induk milik PIHAK PERTAMA ke lokasi instalasi / gardu milik PIHAK KEDUA;
b. peralatan penerima kabel masuk;
c. pengaman arah Gardu Induk di sisi Instalasi pelanggan;
d. kabel tegangan menengah penghubung dari pengaman trafo ke trafo distribusi;
e. trafo distribusi; dan
f. instalasi tegangan menegah.

(2) PIHAK KEDUA bertanggung jawab untuk memasang instalasi PIHAK KEDUA dan sarana yang diperlukannya sehingga siap pada waktunya dan wajib memperhatikan standar teknis yang berlaku.

(3) PIHAK KEDUA bertanggung jawab mendapatkan Sertifikat Laik Operasi dari Lembaga Inspeksi Teknik yang berwenang untuk instalasi milik PIHAK KEDUA sebelum dilaksanakannya penyaluran tenaga listrik dari PIHAK PERTAMA sesuai dengan UU RI no 30 tahun 2009, tentang Ketenagalistrikan pada pasal 44 ayat 4 : "Setiap instalasi tenaga listrik yang beroperasi wajib memiliki Sertifikat Laik Operasi", dan Pasal 55 ayat 1 : "Setiap orang yang mengoperasikan instalasi tenaga listrik tanpa Sertifikat Laik Operasi sebagaimana dimaksud dalam Pasal 44 ayat 4 dipidana dengan penjara paling lama 5 (lima) tahun dan denda sebanyak-banyaknya Rp500.000.000,- (Lima Ratus Juta Rupiah)

Article 4

SECOND PARTY'S INSTALLATIONS

(1) The SECOND PARTY is responsible for providing the SECOND PARTY's installations according to the SECOND PARTY's needs, which include, but are not limited to:

a. Medium voltage connecting cable from the FIRST PARTY's main substation to the SECOND PARTY's installation location/substation;
b. receiving equipment of incoming cable;
c. directional relay protection for the substation on the customer side of the installation;
d. medium-voltage cables connecting the transformer protection to the distribution transformer;
e. distribution transformer; and
f. medium-voltage installations.

(2) The SECOND PARTY is responsible for installing the SECOND PARTY's installations and necessary facilities so that they are ready on time and must comply with applicable technical standards.

(3) The SECOND PARTY is responsible for obtaining an Operational Eligibility Certificate from the authorized Technical Inspection Agency for the installation owned by the SECOND PARTY before the distribution of electricity from the FIRST PARTY in accordance with Law of the Republic of Indonesia No. 30 of 2009 concerning Electricity in Article 44 paragraph 4: "Every operating electrical power installation must have an

First Party Initials page 6/28 Second Party Initials

' (4) PIHAK KEDUA akan menyerahkan tembusan/salinan/copy yang sah Sertifikat Laik Operasi tersebut pada Ayat (3) Pasal ini kepada PIHAK PERTAMA. (5) Apabila PIHAK KEDUA tidak/belum mendapatkan Seıtifikat Laik Operasi untuk instalasi milik PIHAK KEDUA maka PIHAK KEDUA harus menandatangani surat pemyataan untuk tidak mengoperasikan instalasi lisbik milik PIHAK KEDUA atau Surat Pemyataan bertanggung jawab atas segala konsekuensinya dikarenakan mengoperasikan instalasi listrik milik PIHAK KEDUA (6) Semua instalasi listrik setelah Alat Pengukur dan Pembatas (APP) milik PIHAK PERTAMA yang terdapat pada instalasi, baik instalasi tenaga maupun instalasi penerangan dihalaman PIHAK KEDUA adalah mitik dan tanggung jawab PIHAK KEDUA Article 5 JADWAL PENYAMBUNGAN CONNECTION SCHEDULE (1) PIHAK PERTAMA akan menyalurkan Tenaga Listrik (1) FIRST PARTY shall distribute the Electricity no later than selambat - lambatnya 75 (tujuh puluh lima) hari kerja 75 (seventy five) work days from: sejak: a. PIHAK PERTAMA menerima pernbayaran Bi b. aya Penyambungan dari PIHAK KEDUA sesuai dengan ketentua n Pasal 7 Peıjanjian ini; dan PIHAK PERTAMA menerima pembayaran UJL dari PIHAK KEDUA sesuai dengan ketentuan Pasal 7 Perjanjian ini, dimulainya penyaluran dibuktikan dengan penandatanganan Berita Acara Pemasangan Alat Pembatas dan Pengukur oleh PARA PIHAK dalam jangka waktu sebagaimana dimaksud dalam ayat (1) Pasal ini . (2) Apabila Instalasi Listrik milik PIHAK KEDUA belum siap untuk dialiri listrik dalam waktu 75 (tujuh puluh lima) hari kerja sejak pembayaran Biaya Penyambungan sebagaimana dimaksud dalam ayat (1) Pasal ini, maka Operational Eligibility Certificate", and Artide 55 paragraph 1 : "Any person who operates an electrical power installation without an Operational Eligibility Certificate as referred to in Article 44 paragraph 4 shall be punished with imprisonment of up to 5 (five) years and a maximum fine of IDR 500 , 000 , 000 (Five Hundred Million Rupiah)" (4) The SECOND PARTY will submit a copy/copy/authenticated copy of the Operational Eligibility Certificate referred to in Paragraph (3) of this Article to the FIRST PARTY . (5) If the SECOND PARTY does not/has not yet obtained an Operational Eligibility Certificate for the installation owned by the SECOND PARTY, the SECONO PARTY The SECOND must sign a statement not to operate the electrical installation belonging to the SECOND PARTY or a statement of responsibility for al l consequences due to operating the electrical installation belonging to the SECOND PARTY . (s) All electrical tnstallations after the Measuring and Limiting Device (APP) belonging to the FIRST PARTY that are in the installation, both power installations and lighting installations in the SECOND PARTY's yard are the property and responsibility of the SECOND PARTY a . FIRST PARTY's receipt of SECONO PARTY's payment of the Connection Fee in accordance to Añicle 7 of this Agreement ; and b . FIRST PARTY's receipt of payment of UJL from SECOND PARTY in accordance with Article 7 hereof, the commencement of the distribution shall be evidenced by the execution of Minutes of Installation of Limiter and Measurement Devices (Berita Acara Pemasangan Alat Pembatas dan Penguku{ by the PARTIES within the period referred to in this paragraph (*) - (2) If within 75 (seventy five) work days from the payment of the Connection Fee in accordance with paragraph (1) of this Article, the SECOND PARTY electrical installation is not ready yet, SECOND PARTY must be required to pay Minimum Payment in accordance to Article 12 hereof . First Party Initials.................... ... .... ..... page 7 /28 Second Party lnitials.... .......................

sesuai dengan ketentuan Pasal 12 Perjanjian ini. (3) Dalam hal PIHAK PERTAMA telah mampu menyelesaikan pekerjaan sebelum 75 (tujuh puluh lima) hari kefja, maka PLN akan menyalurkan tenaga listrik dan memproses aktivasi calon pelanggan pelanggan. PIHAK KEDUA harus membayar Pembayaran Minimal (3) In the event that the FIRST PARTY has been able to tenaga listrik sampai dengan gardu PLN. (4) Jika instalasi listrik milik PIHAK KEDUA belum siap dialiri tenaga listrik, maka PLN tetap menyalurkan (s) Regarding the implementation of the FIRST PARTY's as in paragraph (4), the customer has become active as a (5) Dengan dilaksanakannya pekerjaan PIHAK PERTAMA pada ayat (3), maka calon pelanggan telah aktif menjadi pelanggan PLN dan akan terbit tagihan rekening listrik (6) If there is no use of electrical energy or the use of the pertama pada bulan berikutriya. (6) Bilamana belum ada pemakaian energi listrik atau pemakaian energi listnk PIHAK KEDUA dibawah Rekening Minimum, maka pelanggan dikenakan tagihan ReKening Minimum (RM) sesuai Pasal (12) pada perjanjian ini . (7) PIHAK KEDUA berhak untuk menerima penyaluran Tenaga Listrik dari PIHAK PERTAMA setelah menyerahkan gambar instalasi Listrik dan Sertifikat Laik Operasi (SLO) atas instalasi Listrik sebagaimana diatur dalam Pasal 4 ayat (2) Perjanjian ini . (8) Jadwal nyala bertahap PIHAK KEDUA adalah sebagai berikut : Tahap I : 345 kVA (Jul 2026) Tahap II : 6.930 KVA (Jan 2028) - Tahap III : 17.320 kVA (Mar 2028) - Tahap IV : 27.700 kVA (Mei 2028) Pasal 6 KOMPENSASI PIHAK KEDUA berhak untuk menerima Kompensasi dari PIHAK PERTAMA dengan ketentuan sebagai berikut: (1) Besarnya kompensasi adalah: a. 35 % dari Rekening minimum apabila terjadi gangguan yang mengakibatkan pemadaman » 4 kali/bulan atau » 5 jam/bulan . complete the work before 75 (seventy five) working days, then PLN will supply electricity and process the activation become a customer . menjadi (4) If the SECOND PARTY's electrical installation is not ready, then PLN will continue to supply electricity to the PLN substation . PLN customer and the first electricity bill will be issued in the following month. SECOND PARTY's energy under the Minimum Energy, the customer will be charged the Minimum Payment (RM) bill according to Article (12) of this agreement . (7) SECOND PARTY is entitled to receive distribution of Electric Power from FIRST PARTY after submitting a drawings of the Electrical Installation and Operation Worthiness Certificate of the Electrical Installation (SLO) of the Electrical installation as regulated in Article 4 paragraph (2) of this Agreement . (8) The SECOND PARTY's staging energize schedule is as follows: Tahap I : 345 kVA (July 2026) - Tahap II : 6.930 kVA (Jan 2028) Tahap III : 17.320 kVA (Mar 2028) Tahap IV : 27.700 kVA (May 2028) Article 6 COMPENSATION SECOND PARTY is entitled to receive Compensation from FIRST PARTY with the following conditions: (1) The amount of compensation shall be: a . 35 % of Minimum Payment if a shutdowns of Electricity more than 4 often/month or more than 5 hours/month . First Party Initials............ Second Pady Initials..... page 8 /28

("Kompensasi") . Untuk keperluan ayat (1) ini, 'Rekening Minimum' merujuk kepada Rekening Minimum sebagaimana diatur atau didefinisikan dalam peraturan perundang - undangan yang berlaku . Pada saat penandatanganan Perjanjian ini, Rekening Minimum sebagaimana diatur dalam Peraturan Menteri Energi dan Sumber Daya Minerai No . 28 Tahun 2016 tentang Tarif Tenaga Listrik yang Disediakan oleh PT Perusahaan Listrik Negara (Persero) (sebagaimana diubah terakhir oleh Peraturan Menteri Energi dan Sumber Daya Mineral No . 19 Tahun 2019 ), meruJUk pada 40 (empat puluh) jam nyala x daya tersambung x Harga Jual . (2) Dengan tunduk pada ayat (3) Pasal ini, Kompensasi akan diberikan PIHAK PERTAMA kepada PIHAK KEDUA hanya dalam hal pemadaman Tenaga Listrik akibat kegagalan penyaluran Tenaga Listrik dari PIHAK PERTAMA (termasuk pemadaman Tenaga Listrik karena gangguan instalasi atau jaringan listrik PIHAK PERTAMA yang berdampak pada gangguan atau kegagalan penyaluran Tenaga Listrik kepada PIHAK KEDUA) . (3) PIHAK PERTAMA tidak akan memberikan Kompensasi kepada PIHAK KEDUA hanya dalam hal pemadaman terencana (time basedj atas Tenaga Listrik yang dilakukan oleh PIHAK PERTAMA untuk pemeliharaan dan/atau perbaikan dan/atau rehabilitasi instalasi listrik dan/atau peralatan listrik milik PIHAK PERTAMA, perubahan jaringan listrik, dan penambahan pelanggan baru, yang berdampak pada penyediaan Tenaga Listrik (“Pemadaman Terencana”), dengan ketentuan bahwa Pemadaman Terencana tersebut telah diberitahukan sesuai dengan ketentuan Pasal 9 ayat (2) Perjanjian ini . Pasal 7 BIAYA PENYAI¥IBUNGA N DAN UANG JAMINAN LANGGANAN (1) Biaya pemasangan baru daya 27.700 kVA/B3 pada (1) Fee for new connection of a power of 27,700 kVA /B3 PIHAK KEDUA dengan Tarif Reguler, yang terdiri dari: at SECOND PARTY with Regular Tariff, which consists a. Biaya Penyambungan 27.700.000 VA x Rp. 631 / VA = Rp 17.478.700.000, - b. Biaya Materai = Rp 0.000 - Amount = Rp . 17 . 478 . 710 . 000 , - Terbilang : (Tujuh Be/as Miliar Empat Ratus Tujuh Puluh Delapan Juta Tujuh Ratus Sepuluh Ribu Rupiah) (“Biaya Penyambungan") ("Compensation") . For the purposes of this paragraph (1), 'Minimum Payment' refers to the Minimum Payment as regulated or defined in the legislation in force . At the time of signing this Agreement, Minimum Payment as regulated in Minister of Energy and Mineral Resources Regulation No . 28 of 2016 concerning Electricity Tariffs Provided by PT Perusahaan Listrik Negara (Persero) (as amended lastly by Minister of Energy and Mineral Resources Regulation No . 19 of 2019 ), referring to 40 (forty) hours of flame x connected power x Selling Price . (2) Subject to paragraph (3) of this Article, the Compensation will only be given by FIRST PARTY to SECOND PARTY in the event of shutdowns of Electricity due to the failure of supply of Electricity from FIRST PARTY (including, blackouts/electricity shutdown of Electricity due to interruption on FIRST PARTY's electrical installation or grid which affect the interruption or failure of distribution of Electricity to SECOND PARTY . (3) FIRST PARTY will not provide the Compensation to SECOND PARTY only in the event of scheduled shut down (time based) of the Electricity for maintenance and/or repair and/or rehabilitation of FIRST PARTY's electrical installation and electrical equipment, changes in electrical network, and addition of new customers which affect the supply of Electricity (”Scheduled Shutdown”), provided that the Scheduled Shutdown has been notified in accordance with Article 9 paragraph (2) hereof . Article 7 CONNECTION FEE AND SUBSCRIPTION DEPOSIT FEE a. Variable Cost 27,700,000 VA x IDR 631 / VA = IDR 17,478,700,000, - b. Duty Stamp = IDR 10 000 - Amount = IDR 17 , 478 , 710 , 000 , - In words : (Seventeen Billion Four Hundred Seventy Eight Million Seven Hundred Ten Thousand Rupiah’s) (“Connection Fee") . Firsl Party Initials................. page 9 /28 Second Party Initials....

(2) Dalam hal ada perubahan kebijakan pemerintah Republik Indonesia (“Pemerintah") dalam benluk apapun yang merubah Biaya Penyambungan sebelum PIHAK KEDUA melakukan pembayaran Biaya Penyambungan sesuai ketentuan Perjanjian ini, maka : a. PIHAK PERTAMA akan menyampaikan pemberitahuan secara tertulis mengenai First Party lnitials................. . page 10 /28 Seœnd Party lnitials..... penyesuaian atas Biaya Penyambungan sebagaimana dimaksud ayat (1) Pasal ini yang disesuaikan mengikuti persentase perubahan atas Biaya Penyambungan berdasarkan kebijakan Pemerintah tersebut, kepada PIHAK KEDUA dengan melampirkan surat edaran dari Direksi PIHAK PERTAMA yang mengatur pelaksanaan dan keberlaKuan atas penyesuaian Biaya Penyambungan tersebut ; dan b . PARA PIHAK sepakat bahwa Biaya Penyambungan yang disesuaikan sebagaimana diatur dalam pemberitahuan sebagaimana dimaksud dalam ayat (2) . a Pasal ini akan secara otomatis berlaku dan mengikat PARA PIHAK, dan pemberitahuan tersebut merupakan amendemen terhadap Perjanjian ini dan satu kesatuan dan bagian yang tidak terpisahkan dari Perjanjian ini . (3) Pembayaran Biaya Penyambungan dibayarkan oleh PIHAK KEDUA kepada PIHAK PERTAfdA dengan syarat dan ketentuan sebagai berikut : a . dilakukan dalam jangka waktu keberlakuan Surat Izin Penyambungan (”SIP") yang harus diterbitkan oleh PIHAK PERTAMA kepada PIHAK KEDUA paling lambat 3 (tiga) hari kerja sejak penandatanganan Perjanjian ini . Untuk tujuan butir a ini, SIP adalah dokumen yang diterbitkan oleh PIHAK PERTAMA yang sekurang - kurangnya memuat : i . Biaya Penyambungan dan UJL yang harus dibayarkan oleh PIHAK KEDUA sesuai dengan ketentuan Perjanjian ini ; ii . persyaratan penyaluran Tenaga Listrik sebagaimana diatur dalam Pasal 5 ayat (1) Perjanjian ini ; dan iii. nomor registrasi PIHAK KEDUA; dan berlaku untuk jangka waktu 10 (sepuluh) hari kalender sejak penerbitan SIP; dan (2) In the event that there is a change in the policy of the Republic of Indonesia form which changes the government of the ( ƒ Government") in any Connection Fee: a . FIRST PARTY will provide a written notiœ regarding the adjustment to the Connection Fee as referred to in paragraph (1) of this Article which shall be adjusted according to the percentage change in Connection Fees under such Government policy, to SECOND PARTY by attaching the circular letter from the Board of Directors of FIRST PARTY which stipulates the implementation and effectiveness of the adjustment of the Connection Fee ; and b . THE PARTIES agree that the adjusted Connection Fee as stipulated in the notification as referred to in paragraph (2) . a of this Article will automatically come into effect and bind THE PARTIES, and such notification will be constituted as an amendment to this Agreement and an integral and inseparable part of this Agreement . (3) Payment of the Connection Fee shall be made by the SECOND PARTY to the FIRST PARTY with the following terms and conditions : a . to be made within the validity term of Connection Permit (“SIP“) which shall be issued by FIRST PARTY to SECOND PARTY no later than 3 (three) business days from the execution of this Agreement . For the purpose of this paragraph a, SIP means the document issued by FIRST PARTY which contains at least : i . Connection Fee and UJL shall be paid by SECOND PARTY in accordance with the terms of this Agreement ; ii. requirements for distribution of Electricity as stipulated in Article 5 paragraph (1) hereof; and iii. registration number of SECOND PARTY; and shall be valid for the term of 10 (ten) calendar days from the issuance of SIP; and

b . menggunakan cara pembayaran yang diatur dalam SIP dengan menyebutkan nomor registrasi sebagaimana dimaksud dalam ayat (3) huruf a Pasal ini . (4) Dengan tunduk pada ayat (2) Pasal ini, Biaya Penyambungan yang telah dibayarkan oleh PIHAK KEDUA kepada PIHAK PERTAMA, selanjutnya menjadi milik PIHAK PERTAMA dan tidak dapat diganggu gugat oleh PIHAK KEDUA, meskipun Peqanjian ini telah berakhir dengan sebab apapun juga . Dalam hal PIHAK PERTAMA mengakhiri Perjanjian ini sesuai ketentuan Perjanjian ini sebelum Tenaga Listnk disalurkan oleh PIHAK PERTAMA kepada PIHAK KEDUA, PIHAK PERTAMA akan mengembalikan Biaya Penyambungan kepada PIHAK KEDUA segera setelah pengakhiran tersebut . (5) Berdasarkan peraturan yang berlaku di PIHAK PERTAMA, PIHAK KEDUA wajib membayar uang jaminan langganan kepada PIHAK PERTAMA sebelum dilakukannya penyaluran Tenaga Listrik sebagaimana dimaksud pada Pasal 5 ayat (1) Perjanjian ini, dengan rincian uang jaminan langganan sebagai berikut : / VA Rp. 27.700.000 VA / B3 X Rp. 200, 5.540.000.000, - Terbilang: (Lima Miliar Lima Ratus Empat Puluh Juta Rupiah) Dimana perhitungan tersebut di atas telah sesuai dengan ketentuan UJL sebagaimana diatur dalam Peraturan Menteri Energi dan Sumber Daya Mineral No . 27 Tahun 2017 tentang Tingkat Mutu Pelayanan dan Biaya yang Terkait dengan Penyaluran Tenaga Listrik oleh PT Perusahaan Listrik Negara (Persero) (sebagaimana diubah terakhir oleh Peraturan Menteri Energi dan Sumber Daya Mineral No . 18 Tahun 2019 ) . Untuk tujuan Perjanjian ini, kecuali diatur Iain dalam ketentuan lain Perjanjian ini, istilah “UJL’ yang digunakan dalam Peqanjian ini merujuk pada uang jaminan langganan yang diatur dalam ayat (5) ini serta setiap perubahannya sesuai syarat dan ketentuan Perjanjian ini . (6) Ketentuan pembayaran Biaya Penyambungan sebagaimana diatur dalam ayat (3) Pasal ini berlaku mutatis mutandis terhadap pembayaran UJL. (7) Dalam hal ditetapkannya/dikeluarkannya: a. peraturan/kebijakan Pemerintah dalam bentuk apapun; dan/atau b. using the method of payment as set out in the SIP, by stating the registration number as referred to in article 3 paragraph a above . (4) Subject to paragraph (2) of this Article, the Connection Fee paid by SECOND PARTY to FIRST PARTY, shall then be the estate of the FIRST PARTY and may not be contested by the SECOND PARTY, notwithstanding any termination of this Agreement for any reason, except if the FIRST PARTY terminates this Agreement unilaterally before Electricity is distributed from the FIRST PARTY to the SECOND PARTY . In such case, FIRST PARTY shall reimburse the Connection Fee to SECOND PARTY immediately following such termination . (5) Based on regulations in force in the FIRST PARTY, the SECOND PARTY must pay subscription deposit fee to the FIRST PARTY before the distribution of electricity as referred to Article 5 paragraph (1), with details of subscription deposit fee as follow : / VA IDR 27,700,000 VA / B3 X IDR 200, 5,540,000,000, - In words : (Five Billion Five Hundred Fourty Million Rupiah's) Where the calculation is in accordance with the provisions of the UJL as regulated in Minister of Energy and Mineral Resources Regulation No . 27 of 2017 concerning Service Quality Levels Agreement and Costs Related to Electric Power Distribution by PT Perusahaan Listrik Negara (Persero) (as amended last by Minister of Energy and Mineral Resources Regulation No . 18 of 2019 ) For the purposes of this Agreement, unless otherwise stipulated in the other provisions of this Agreement, the term "UJL" used in this Agreement refers to paragraph (5) and any amendments thereof according to the terms and conditions of this Agreement . (6) The terms regarding the payment of Connection Fee as stipulated in paragraph (3) of this Article shall apply mutatis mutandis to the payment of UJL . (7) In the case of stipulation / issuance of: First Party Initials...................... .... page 11/28 Second Party Initials...”@..

b. kebijakan Direksi PIHAK PERTAMA dalam bentuk apapun yang dibuat sesuai dengan ketentuan hukum yang berlaku,

yang mengatur mengenai perubahan atas UJL, PIHAK PERTAMA akan menyampaikan pemberitahuan mengenai perubahan tersebut secara tertulis kepada PIHAK KEDUA dan pemberitahuan tersebut bersifat mengikat PARA PIHAK dan akan dianggap sebagai suatu amendemen atas Perjanjian ini yang berlaku sesuai dengan keberlakuan yang ditentukan dalam pemberitahuan tersebut dan merupakan satu kesatuan dan bagian yang tidak terpisahkan dari Perjanjian ini.

(8) Dalam hal terjadi pengakhiran atas Perjanjian ini sesuai ketentuan Perjanjian ini, UJL akan dikembalikan oleh PIHAK PERTAMA kepada PIHAK KEDUA sesuai ketentuan ayat (10) Pasal ini.

(9) Dalam hal PIHAK KEDUA mengajukan pengurangan daya Tenaga Listrik kepada PIHAK PERTAMA, berlaku ketentuan sebagai berikut:

a. dalam hal UJL yang berlaku terhadap daya hasil pengurangan ("**Daya Akhir**") adalah lebih tinggi dari UJL yang telah dibayarkan, PIHAK KEDUA harus membayarkan kekurangannya kepada PIHAK PERTAMA sebelum penyaluran Daya Akhir dilakukan oleh PIHAK PERTAMA; atau

b. dalam hal UJL yang berlaku terhadap Daya Akhir adalah lebih rendah dari UJL yang telah dibayarkan, PIHAK PERTAMA akan mengembalikan kelebihan pembayaran UJL kepada PIHAK KEDUA sesuai ketentuan ayat (10) Pasal ini.

(10) Pengembalian UJL sebagaimana dimaksud dalam ayat (8) dan (9) Pasal ini akan dilakukan oleh PIHAK PERTAMA kepada PIHAK KEDUA dengan ketentuan sebagai berikut:

a. Dalam hal pengakhiran Perjanjian ini sebagaimana dimaksud dalam ayat (8) Pasal ini, UJL yang akan dikembalikan adalah sebesar UJL yang telah dikurangi dengan Harga Jual atas sisa pemakaian Tenaga Listrik oleh PIHAK KEDUA sampai dengan tanggal pengajuan surat permohonan pengembalian UJL sebagaimana dimaksud dalam ayat (10).c.i.(a) Pasal ini dan belum ditagihkan, ditambah dengan Pajak Penerangan Jalan (PPJ) dan bea/pajak lainnya yang berlaku sebagaimana dimaksud dalam Pasal 15 Perjanjian ini;

b. PIHAK PERTAMA tidak wajib mengembalikan UJL kepada PIHAK KEDUA apabila tidak ada UJL yang

a. Government regulations / policies in any form; and / or

b. the policy of the Directors of the FIRST PARTY in any form made in accordance with applicable legal provisions,

governing changes to the UJL, the FIRST PARTY will deliver notice of the changes in writing to the SECOND PARTY and the notice is binding on the PARTIES and will be considered as an amendment to this Agreement which applies in accordance with the enactment specified in the notification and constitutes a unity and an integral part of this Agreement.

(8) In the event of termination of this Agreement in accordance with the terms of this Agreement, the UJL will be refunded by the FIRST PARTY to the SECOND PARTY in accordance with paragraph (10) of this Article.

(9) In the event that the SECOND PARTY applies for a reduction of power of the Electricity to the FIRST PARTY, the following terms shall apply:

a. in the event that the UJL applicable to the power resulting from the reduction ("**Reduced Power**") is greater than the paid UJL, the SECOND PARTY must pay the shortfall to the FIRST PARTY before the distribution of the Reduced Power is performed by the FIRST PARTY; or

b. in the event that the UJL applicable to the Reduced Power is lower than the paid UJL, the FIRST PARTY will refund the excess payment of the UJL to the SECOND PARTY in accordance with paragraph (11) of this Article.

(10) The refund of UJL as referred to in paragraphs (9) and (10) of this Article will be performed by the FIRST PARTY to the SECOND PARTY with the following terms:

a. In the event of termination of this Agreement as referred to in paragraph (8) of this Article, the UJL to be refunded shall be in the amount of UJL that has been deducted by the Sale Price of the remaining use of Electricity by the SECOND PARTY until the date of submission of the request letter for refund of UJL as referred to in paragraph (11).c.i.(a) of this Article and has not been billed, plus Road

First Party Initials. *page 12/28* *Second Party Initials*

tersisa sebagai hasil pengurangan dan penjumlahan sebagaimana dimaksud dalam ayat (10).a Pasal ini;

c. UJL yang dapat dikembalikan oleh PIHAK PERTAMA kepada PIHAK KEDUA sesuai ketentuan ayat (10) Pasal ini akan dilakukan oleh PIHAK PERTAMA dengan syarat dan ketentuan berikut:

   i. PIHAK KEDUA telah menyampaikan dokumen berikut kepada PIHAK PERTAMA:

      (a) surat permohonan pengembalian UJL dari PIHAK KEDUA yang ditandatangani oleh pihak yang berwenang mewakili PIHAK KEDUA (disertai surat kuasa, dalam hal perwakilan PIHAK KEDUA tersebut mewakili PIHAK KEDUA berdasarkan surat kuasa), yang sekurang-kurangnya memuat:

         (i) permintaan atas pengembalian UJL dan alasannya sesuai ketentuan Perjanjian ini;

         (ii) nomor pelanggan PIHAK KEDUA;

         (iii) rekening bank yang ditunjuk oleh PIHAK KEDUA;

      (b) dokumen identitas dari penandatangan surat sebagaimana dimaksud dalam ayat (10).c.i.(a) Pasal ini;

      (c) salinan dari halaman pertama buku tabungan untuk verifikasi data rekening bank yang dimaksud dalam ayat (10).c.i.(a).(iii) Pasal ini; dan

      (d) dokumen yang membuktikan pelunasan setiap Tagihan Listrik dan kewajiban pembayaran PIHAK KEDUA kepada PIHAK PERTAMA yang telah jatuh tempo dan dapat dibayarkan berdasarkan Perjanjian ini.

   ii. PIHAK PERTAMA akan melakukan pengembalian atas UJL ke rekening bank sebagaimana disebutkan surat permohonan sebagaimana dimaksud dalam ayat (10).c.i.(a) Pasal ini selambat-lambatnya 30 (tiga puluh)

Lighting Tax (PPJ) and other applicable duties/taxes as referred to in Article 15 of this Agreement;

b. The FIRST PARTY shall not be required to refund the UJL to the SECOND PARTY if there is no remaining UJL as a result of the deduction and addition as referred to in paragraph (10).a of this Article;

c. UJL that can be refunded by the FIRST PARTY to the SECOND PARTY in accordance with the provisions of this paragraph (10) will be performed by the FIRST PARTY with the following terms and conditions:

   i. SECOND PARTY has provided the following documents to the FIRST PARTY:

      (a) a letter of request for refund of UJL from the SECOND PARTY and signed by the party who is authorized to represent the SECOND PARTY (together with a power of attorney, if the SECOND PARTY's representative represents the SECOND PARTY based on a power of attorney), which contains at least:

         (i) the request for refund of UJL and the reason therefor in accordance with the terms of this Agreement;

         (ii) the customer number of the SECOND PARTY;

         (iii) the bank account designated by the SECOND PARTY;

      (b) the identification document of the signatory of the letter as referred to in paragraph (10).a of this Article;

      (c) a copy of the first page of the account book for verifying the data of bank account as referred to in paragraph (10).a.iii of this Article; and

      (d) the documents evidencing the full payment of each due and payable Electricity Bills and payment obligations of the SECOND PARTY to the FIRST PARTY under this Agreement.

First Party Initials page 13/28 Second Party Initials

hari kalender sejak PIHAK KEDUA memenuhi ketentuan ayat (10).c.i Pasal ini.

ii. The FIRST PARTY will perform the refund the UJL to the bank account mentioned in the request letter as referred to in paragraph (10).c.i.(a) of this Article no later than 30 (thirty) calendar days from the SECOND PARTY's fulfillment of the provisions of paragraph (10).c.i of this Article

Pasal 8

LARANGAN MEMPERJUALBELIKAN DAN/ATAU MENYALURKAN TENAGA LISTRIK

(1) PIHAK KEDUA dengan alasan apapun tidak berhak untuk menjual atau memberikan kepada pihak lain, Tenaga Listrik yang diterima dan dibeli dari PIHAK PERTAMA.

(2) Apabila PIHAK KEDUA menjual atau memberikan Tenaga Listrik kepada pihak lain, maka PIHAK PERTAMA berhak untuk mengakhiri Perjanjian ini secara sepihak, dengan menyampaikan pemberitahuan secara tertulis terlebih dahulu kepada PIHAK KEDUA, selambat-lambatnya 7 (tujuh) hari kerja sebelum keberlakuan pengakhiran.

(3) Dalam hal terjadi pengakhiran Perjanjian sebagaimana dimaksud dalam ayat (2) Pasal ini, maka PIHAK PERTAMA tidak bertanggung jawab atas segala biaya dan/atau kerugian yang timbul/diderita oleh PIHAK KEDUA, kecuali atas hal-hal yang merupakan tanggung jawab atau kewajiban PIHAK PERTAMA berdasarkan Perjanjian ini yang seharusnya dipenuhi oleh PIHAK PERTAMA sebelum pengakhiran tersebut.

Article 8

PROHIBITION TO SELL AND/OR DISTRIBUTING ELECTRICITY

(1) The SECOND PARTY, for any reason, has no rights to sell or grant to another party, the Electricity received and purchased from the FIRST PARTY.

(2) If the SECOND PARTY sells or grants the Electricity to any other parties, then the FIRST PARTY shall be entitled to terminate this Agreement unilaterally, by delivering a prior written notification to the SECOND PARTY, at the latest of 7 (seven) business days prior to the effectiveness of the termination.

(3) In the event that a termination of this Agreement as referred to in paragraph (2) of this Article occurs, the FIRST PARTY shall not be responsible for all costs and/or losses arising out from/suffered by SECOND PARTY, except for FIRST PARTY's liabilities/obligations under this Agreement which should have been fulfilled by FIRST PARTY prior to the termination.

Pasal 9

BATAS KEPEMILIKAN DAN TANGGUNG JAWAB

(1) Seluruh Instalasi Listrik milik PIHAK KEDUA setelah Alat Pembatas dan Pengukur (APP) milik PIHAK PERTAMA yang terpasang di Lokasi adalah tanggung jawab PIHAK KEDUA dan seluruh instalasi listrik dan peralatan listrik milik PIHAK PERTAMA dari Gardu Distribusi sampai dengan Alat Pembatas dan Pengukur (APP) milik PIHAK PERTAMA merupakan tanggung jawab PIHAK PERTAMA.

(2) PIHAK PERTAMA berkewajiban untuk melakukan pekerjaan pemeliharaan dan/atau perbaikan dan/atau perluasan dan/atau rehabilitasi instalasi peralatan listrik milik PIHAK PERTAMA sekurang-kurangnya sekali setiap satu tahun, atau melakukan pekerjaan perbaikan instalasi dan peralatan listrik milik PIHAK PERTAMA segera setiap saat terjadi gangguan/kerusakan secara mendadak terhadap instalasi listrik dan/atau peralatan listrik dimaksud, dengan tunduk pada ketentuan sebagai berikut:

Article 9

LIMITATION OF OWNERSHIP AND OBLIGATIONS

(1) All of SECOND PARTY's Electrical Installations after First Party's Limiter and Measurement Devices (APP) installed at Site shall be the responsibility of SECOND PARTY and all of FIRST PARTY's electrical installation and electrical equipment from Distribution Substation up to First Party's Limiter and Measurement Devices (APP) shall be the responsibility of the FIRST PARYT.

(2) The FIRST PARTY must carry out maintenance and/or repair work and/or expansion and/or rehabilitation of the FIRST PARTY's electrical installation [at least once every year], or carry out repair work of the electrical installation and electrical equipment belonging to the FIRST PARTY immediately at any time occurs sudden disturbance/damage to the said electrical installation and/or electrical equipment, by subject to the following terms:

First Party Initials page 14/28 Second Party Initials

a. untuk pelaksanaan Pemadaman Terencana, PIHAK PERTAMA akan memberikan pemberitahuan mengenai Pemadaman Terencana tersebut secara tertulis kepada PIHAK KEDUA paling lambat 7 x 24 jam sebelum Pemadaman Terencana dilaksanakan, kecuali dalam keadaan darurat Pemadaman Terencana tersebut perlu dilakukan akibat adanya gangguan/kerusakan instalasi listrik dan/atau peralatan listrik milik PIHAK PERTAMA, PIHAK PERTAMA akan memberikan pemberitahuan tersebut kepada PIHAK KEDUA paling lambat 1 x 24 jam sebelum Pemadaman Terencana dilaksanakan;

b. PIHAK PERTAMA akan memberitahukan secara tertulis kepada PIHAK KEDUA mengenai rencana pelaksanaan pekerjaan pemeliharaan dan/atau perbaikan dan/atau rehabilitasi tersebut (selain dalam rangka Pemadaman Terencana dimana pelaksanaan pekerjaan pemeliharaan dan/atau perbaikan dan/atau rehabilitasi tersebut yang membutuhkan PIHAK PERTAMA untuk melakukan pemadaman atas Tenaga Listrik) dalam jangka waktu paling lambat 2 (dua) hari kalender sebelum pelaksanaan pekerjaan dimaksud;

c. dalam hal PIHAK PERTAMA perlu melakukan pekerjaan pemeliharaan dan/atau perbaikan dan/atau rehabilitasi sebagaimana diatur dalam Pasal 10 ayat (2) ini di area tanah dan/atau bangunan milik atau yang dikuasai oleh PIHAK KEDUA, PIHAK KEDUA akan memberikan izin kepada PIHAK PERTAMA untuk memasuki area tanah dan/atau bangunan tersebut dengan ketentuan:

   i. PIHAK PERTAMA telah menyampaikan pemberitahuan tertulis terlebih dahulu kepada PIHAK KEDUA dalam waktu 2 (dua) hari kalender sebelum pelaksanaan pekerjaan pemeliharaan dan/atau perbaikan dan/atau rehabilitasi tersebut; dan

   ii. PIHAK KEDUA berhak untuk menanyakan serta memeriksa kartu identitas dan/atau surat tugas petugas yang dikirimkan oleh PIHAK PERTAMA untuk melaksanakan pekerjaan tersebut; dan

   iii. petugas tersebut wajib untuk mematuhi peraturan yang berlaku di area PIHAK KEDUA

a. for the performance of Scheduled Shutdown, FIRST PARTY will provide a notification regarding the Scheduled Shutdown in writing to SECOND PARTY no later than 30 x 24 hours prior to the performance of the Scheduled Shutdown, except in the case of emergency where Scheduled Shutdown needs to be performed as a result of disruption/damage to the FIRST PARTY's electrical installation and/or electrical equipment, FIRST PARTY will provide such notification to SECOND PARTY no later than 14 x 24 hours prior to the performance of the Scheduled Shutdown;

b. the FIRST PARTY will notify the SECOND PARTY in writing of the plan for carrying out the maintenance and/or repair and/or rehabilitation work (other than for Scheduled Shutdown where the maintenance and/or repair and/or rehabilitation work requires FIRST PARTY to perform shutdown of the Electricity) within a period of no later than 2 (two) calendar days prior to the said work;

c. in the event that FIRST PARTY needs to perform the maintenance and/or repair and/or rehabilitation work as provided in this Article 10 paragraph (2) in the land area owned or possessed by SECOND PARTY, SECOND PARTY will give permits to FIRST PARTY to enter into the land area provided that:

   i. FIRST PARTY has provided a prior written notice to SECOND PARTY within 2 (two) calendar days prior to the performance of the maintenance and/or repair and/or rehabilitation work; and

   ii. SECOND PARTY is entitled to ask and examine the identity card and/or letter of duty of the personnel mobilized by FIRST PARTY to perform such works; and

   iii. such personnel shall comply with regulations applicable in the such SECOND PARTY's area including the regulations relating to security and safety.

d. any notice as referred to in this Article 10 shall provide explanation regarding the works to be performed by FIRST PARTY and time period for performance and completion of such works.

First Party Initials *page 15/28* *Second Party Initials*

tersebut termasuk peraturan terkait keamanan dan keselamatan.

d. setiap pemberitahuan sebagaimana dimaksud dalam Pasal 10 ini harus memuat penjelasan mengenai pekerjaan yang akan dilakukan oleh PIHAK PERTAMA dan jangka waktu untuk pelaksanaan dan penyelesaian pekerjaan tersebut.

Pasal 10

CARA PENGUKURAN DAN PEMBATASAN

(1) Besarnya pemakaian Tenaga Listrik oleh PIHAK KEDUA yang disalurkan dengan tegangan 20 kV (dua puluh kilo Volt) diukur dengan seperangkat meter listrik PIHAK PERTAMA, terdiri dari 1 (satu) meter kWh elektronik yang dipasang pada sisi jaringan tegangan 20 kV (dua puluh kilo Volt) di Gardu Induk yang ditunjuk oleh PIHAK PERTAMA, untuk menghitung pemakaian listrik PIHAK KEDUA ("**Meter Elektronik**").

(2) *Automatic Meter Reading* (AMR) dapat merekam pemakaian kW, kVA, kVArh, dll. Apabila terjadi kerusakan pada alat tersebut atau peralatan tidak dapat berfungsi sebagaimana mestinya, maka pengukuran energi berdasarkan *download* rekaman.

(3) Meter Elektronik adalah milik PIHAK PERTAMA yang dipasang di Gardu Induk milik PIHAK PERTAMA dan penarikan Saluran Kabel Tegangan Menengah (SKTM) dari meter elektronik, dibebankan kepada PIHAK KEDUA.

(4) Meter Elektronik adalah milik PIHAK PERTAMA apabila hilang/rusak, menjadi tanggung jawab PIHAK PERTAMA, kecuali kehilangan atau kerusakan tersebut disebabkan oleh tindakan, kelalaian atau kesalahan PIHAK KEDUA atau personil, karyawan, pejabat, atau manajemennya.

(5) Pembatasan daya tersambung dilakukan dengan relai arus lebih yang bekerja pada rumus *cold start* dari karakteristik *thermis* relai beban lebih (*Over Load Relay*), sebagai berikut:

$$t = \tau x^{0}v \left(\frac{[I]^2}{[I]^2 - [k x Is]^2} \right) \text{ Menit}$$

t	=	waktu dalam menit.	I	=	Arus beban
τ	=	konstanta thermis	k	=	konstanta 1.05
ov	=	logaritma bilangan natural	I_s	=	Setelan arus relai

Article 10

MEASUREMENT METHOD AND LIMITATIONS

(1) The amount of Electricity used by the SECOND PARTY which is distributed with a voltage of 20 kV (twenty kilo Volt) shall be measured by the FIRST PARTY electricity meter set, which consists of 1 (one) electronic kWh meter (*Automatic Meter Reading* (AMR)) installed on the sides of the 20 kV (twenty kilo volt) network in the Main Substation selected by FIRST PARTY, to calculate the SECOND PARTY's electricity usage ("**Electronic Meter**").

(2) Automatic Meter Reading (AMR) can record the usage of KW, KVA, kVArh, etc. If there is a damage to the device or if the equipment cannot function properly as it may be, then the energy measurements shall be based on the recording downloads.

(3) The Electronic Meter is owned by the FIRST PARTY and is installed at the Main Substation belonging to the FIRST PARTY and the installation of the Medium Voltage Cable Line (SKTM) from the electronic meter is charged to the SECOND PARTY.

(4) The Electronic Meter is the property of the FIRST PARTY and if it is lost or damaged, it becomes the FIRST PARTY's responsibility, unless the loss or damage is caused by the actions, negligence or error of the SECOND PARTY or its personnel, employees, officials or management.

(5) Power limitation shall be carried out with the running overcurrent relays on the cold start formula of the over load relay characteristics

$$t = \tau x^{0}v \left(\frac{[I]^2}{[I]^2 - [k x Is]^2} \right) \text{ Menit}$$

t	=	time in minutes	I	=	Load Current
τ	=	thermic constant	k	=	constant 1 05
ov	=	logarithm natural number	I_s	=	Relay Current Settings

First Party Initials *page 1*

Nilai | dan Is dipilih sehingga mendapatkan karakteristik waktu tripping karena pembebanan sebagai berikut:

Pada Arus			Waktu *Trip*
1,05	x	In	Tidak trip sebelum 60 menit
1,20	x	In	Trip sebelum 20 menit
1,50	x	In	Trip sebelum 10 menit
4,00	x	In	Dikoordinasikan dengan OCR

yang dipasang pada sisi jaringan tegangan 20 kV (dua puluh kilo Volt) di Gardu Distribusi.

(5) Pembacaan dan pencatatan Meter Elektronik untuk keperluan sebagaimana dimaksud dalam ayat (1) Pasal ini, dilakukan oleh petugas PIHAK PERTAMA pada akhir tiap bulan dengan disaksikan oleh petugas PIHAK KEDUA dan akan dituangkan dalam Tagihan Listrik yang akan disampaikan oleh PIHAK PERTAMA kepada PIHAK KEDUA sesuai ketentuan Perjanjian ini.

Value of | and Is are selected to get the tripping time characteristics due to loading, as follows :

Current			Tripping Time
1,05	x	In	No trip before 60 minutes
1,20	x	In	Trip before 20 minutes
1,50	x	In	Trip before 10 minutes
4,00	x	In	Coordinated with OCR

which is installed on the sides of the 20 kV (twenty kilo Volt) network in the Distribution Substation.

(6) The reading and recording of Electronic Meter for the purpose as referred to in paragraph (1) of this Article, shall be carried out by the FIRST PARTY's officers at the end of each month and witnessed by the SECOND PARTY's officers and will be set out in the Electricity Bills to be provided by FIRST PARTY to SECOND PARTY in accordance with the terms of this Agreement.

Pasal 11

PENERAAN ALAT UKUR

(1) Meter Elektronik yang digunakan untuk mengukur pemakaian Tenaga Listrik PIHAK KEDUA harus ditera oleh Direktorat Metrologi dan disegel oleh PIHAK PERTAMA dan biaya peneraan serta penyegelan dimaksud menjadi beban dan tanggung jawab PIHAK PERTAMA.

(2) Apabila terjadi keragu-raguan dari PIHAK KEDUA terhadap bekerjanya Meter Elektronik, maka PIHAK KEDUA dapat meminta kepada PIHAK PERTAMA untuk dilakukan peneraan kembali Meter Elektronik dimaksud dan biaya peneraan tersebut menjadi tanggung jawab PIHAK KEDUA (kecuali apabila hasil peneraan kembali membuktikan terdapat nilai eror kWh diluar standar kelas Meter Elektronik, akan ditanggung oleh PIHAK PERTAMA), dimana dalam hal demikian PIHAK KEDUA tetap harus membayar Tagihan Listrik sesuai pengukuran yang telah dilakukan oleh Meter Elektronik tersebut. Selama peneraan Meter Elektronik tersebut, maka PIHAK PERTAMA mengganti dengan meter elektronik sejenis atas biaya PIHAK KEDUA.

(3) Apabila setelah dilakukan kalibrasi ternyata hasil pengukuran Meter Elektronik sebagaimana dimaksud dalam ayat (1) Pasal ini tidak akurat, maka kelebihan/kekurangan pembayaran pemakaian tenaga listrik PIHAK KEDUA sebagaimana dimaksud dalam ayat (2) Pasal ini diperhitungkan dalam Tagihan Listrik

Article 11

ELECTRONIC METER CALIBRATION

(1) The Electronic Meter which is used to measure the usage of Electricity by the SECOND PARTY must be calibrated by the Directorate of Metrology and sealed by the FIRST PARTY and the cost of calibrating and sealing shall be borne by and be the responsibility of the FIRST PARTY.

(2) In the event of doubts from the SECOND PARTY on the operation of the Electronic Meter, the SECOND PARTY may request the FIRST PARTY to re-calibrate the Electronic Meter and the costs shall be the responsibility of the SECOND PARTY (except if the re-calibration results evidences that there is an error value of kWh outside the standard of the Electric Meter class, it will be borne by the FIRST PARTY), in which case the SECOND PARTY is still obligated to pay the energy usage and its electricity bills according to the measurements made by the Electronic Meter. During the calibration of the Electronic Meter, the FIRST PARTY replaces the same electronic meter at the cost of the SECOND PARTY.

(3) In the event that following the calibration, the result of the electronic meter as referred to in paragraph (1) of this Article is inaccurate, then the excess/insufficiency of payment of the SECOND PARTY's electricity usage as referred to in paragraph (2) of this Article shall be calculated in the Electricity Bill of the following month.

First Party Initials *page 17/28* *Second Party Initials*

bulan berihutnya, sesuai ketentuan Pasat 14 ayat (1) Perjanjian ini. Pasal 12 TARIF TENAGA LISTRIK DAN PEMBAYARAN MINIMAL (1) Tarif Listrik yang berlaku untuk jual beli tenaga listrik dalam Perjanjian ini adalah Tarif dengan ketentuan: Dikenakan Rekening Minimum (RM) Pemakaian kWH LWBP = Rp. 1.035,78/kWh Pemakaian WBP = K x LWBP = K x Rp. 1.035,78MWh = Rp. 1.114,74/kVArh Kelebihan kVarh Dimana: WBP : Waktu Beban Puncak (pemakaian tenaga listrik pkl . 18 . 00 - 22 . 00 WIB) - LWBP: Luar Waktu Beban Puncak K Faktor perbandingan antara harga WBP dan LWBP sesuai dengan karakteristik beban sistem kelistrikan setempat (K - 1 , 5 ) - *) : Biaya kelebihan pemakaian daya reaktif (kVArh) dikenakan dalam hal faktor daya rata - rata setiap bulan kurang dari 0 , 85 (delapan puluh lima per seratus) (2) Biaya pemakaian tenaga listrik yang harus dibayarkan oleh PELANGGAN setiap bulan dihitung berdasarkan Rekening Minimum, dengan perhitungan sebagai berikut : Perhitungan Rekening Minimum t RM) Perhitungan Rekening Minimum = Energi Minimum seeuai kesepakatan x Tarif Tenaga Listrik Energi Minimum yang telah disepakati merujuk pada ketentuan sebagai berikut: Energi Minimum daya 27.700 kVA sebesar 1.108.000 kWh *)Catatan: Emin menyesuaikan daya bertahap. (3) Biaya kelebihan kVArh yang dikenakan kepada PIHAK KEDUA harus sesuai dengan ketentuan yang berlaku . Harga kelebihan pemakaian kVArh diberlakukan apabila jumlah pemakaian kVArh yang tercatat dalam 1 (satu) bulan lebih tinggi dari 0 , 62 (enam puluh dua per seratus) jumlah kWh pada bulan yang bersangkutan, sehingga faktor daya (Cos g) rata - rata kurang dari 0 , 85 (delapan puluh lima per seratus) . (4) Dengan tunduk pada ayat (6) Pasal ini, dalam hal ditetapkannya/dikeluarkannya: a. Government regulations/policies in any fbrm, and/or a. peraturan/kebijakan Pemerintah dalam bentuk apapun; dan/atau in accordanoe with the provisions of Arbde 14 paragraph (1) of this Agreement. Article 12 ELECTRICITY SALE PRICE AND MINIMUM PAYMENT (1) The electricity tariff applicable to the sale and purchase of electricity under this Agreement is the following tariff: Minimum Payment Subject to: LWBP kWh usage = Rp. 1.035,78/kWh WBP usage = K x LWBP = K x Rp. 1.035,78MWh = Rp. 1.114,74/kVArh Excess kVarh Where: - WBP Peak Load Time (electricity consumption between 6 : 00 PM and 10 : 00 PM WIB)) LWBP : Off - Peak Load Time - K : Comparison factor between WBP and LWBP prices according to the characteristics of the local electricity system load (K = 1 . 5 ) “) : Exoess reactive power {kVArh) charges are imposed if the average monthly power factor is less than 0 . 85 (eighty - five percent),) (2) he electricity usage fee to be paid by the CUSTOMER each month is calculated based on the Minimum Bill, as follows : Minimum Payment Calculation (RM) Minimum Payment Calculation = Minimum Energy as agreed x Electricity Tariff The agreed Minimum Energy refers to the following provisions: Minimum Charge for 27.700 kVA is 1.108.000 kWh ’)Notes : Minimum Charge adjusted by the power staging. (3) The costs for the excess of kVArh charged to the SECOND PARTY shall be in accordance with the applicable regulations . The costs for the excess of kVArh shall be charged if the recorded amount of kVArh usage in 1 (one) month is higher than 0 . 62 (sixty - two per hundred) of the amount of kWH in the corresponding month, which therefore, the power factor (Cos c † ) in average is less than 0 . 85 (eighty five per hundred) on average . (4) Subject to paragraph (6) of this Article, in the event of stipulation/issuance of. First P. page 18 /28 Seaond Pady Initials..T.

b. kebijakan Direksi PIHAK PERTAMA dalam bentuk apapun yang dibuat sesuai dengan ketentuan hukum yang berlaku,

yang mengatur mengenai:

i. perubahan atas Tarif Tenaga Listrik ("**TTL**") dan/atau Harga Jual; atau

ii. perubahan atas unsur perhitungan TTL dan/atau Harga Jual yang berdampak pada perubahan TTL dan/atau Harga Jual,

Harga Jual akan disesuaikan dengan besarnya persentase kenaikan atau penurunan Harga Jual sesuai TTL untuk keperluan reguler atau golongan tarif sejenisnya sesuai dengan peraturan/kebijakan Pemerintah dan/atau kebijakan Direksi PIHAK PERTAMA tersebut dan penyesuaian tersebut akan berlaku sejak diberlakukannya peraturan/kebijakan Pemerintah dan/atau kebijakan Direksi PIHAK PERTAMA tersebut. Penyesuaian Harga Jual tersebut akan disampaikan oleh PIHAK PERTAMA kepada PIHAK KEDUA melalui pemberitahuan tertulis sebagaimana dimaksud dalam ayat (2) Pasal ini, yang akan dituangkan lebih lanjut dalam sebuah berita acara yang merupakan suatu amendemen terhadap Perjanjian ini yang mengikat PARA PIHAK dan merupakan sebuah satu-kesatuan dan bagian yang tidak terpisahkan dari Perjanjian ini.

b. FIRST PARTY's Board of Directors' policy in any form which is made in accordance with the prevailing laws,

which regulates:

i. changes to Electricity Tariff ("**TTL**") and/or Sale Price;

ii. changes to elements of calculation of TTL and/or Sale Price which affect the changes to TTL and/or Sale Price,

the Sale Price will be adjusted in accordance with the amount of percentage of increase or decrease of the Sale Price in accordance with TTL for regular service or similar tariff group under such Government regulations/policies and/or FIRST PARTY's Board of Directors' policy and the adjustment shall come into effect as from the enactment of such Government regulations/policies and/or FIRST PARTY's Board of Directors' policy. The adjustment to Sale Price will be notified by FIRST PARTY to SECOND PARTY by a written notice as referred to in paragraph (2) of this Article, which will be set forth in a minutes which shall be constituted as an amendment to this Agreement and as an integral and inseparable part of this Agreement.

Pasal 13

PROSEDUR PEMBAYARAN TAGIHAN LISTRIK

(1) Tagihan listrik atas pemakaian Tenaga Listrik PIHAK KEDUA diperhitungkan atas dasar pemakaian Tenaga Listrik oleh PIHAK KEDUA selama 1 (satu) bulan sesuai dengan hasil pembacaan dan pencatatan Meter Elektronik sebagaimana dimaksud dalam Pasal 11 Perjanjian ini dan Harga Jual sesuai dengan ketentuan Perjanjian ini ("**Tagihan Listrik**"), dan perhitungan untuk Tagihan Listrik pertama dimulai sejak tanggal penyaluran Tenaga Listrik sesuai Pasal 5 ayat (1) Perjanjian ini, dengan ketentuan bahwa, dalam hal di kemudian hari setelah pembayaran suatu Tagihan Listrik dilakukan oleh PIHAK KEDUA dan PIHAK PERTAMA menemukan bahwa Meter Elektronik mengalami kerusakan dan mengakibatkan hasil pembacaan dan pencatatan Meter Elektronik yang menjadi dasar Tagihan Listrik tersebut tidak tepat, maka:

a. PIHAK PERTAMA akan mempersiapkan Berita Acara Koreksi Rekening yang memuat ada tidaknya kelebihan atau kekurangan pembayaran

Article 13

PROCEDURE OF PAYMENT OF THE ELECTRICITY BILL

(1) Electricity bill for the use of the SECOND PARTY Electricity is calculated on the basis of the use of Electricity by the SECOND PARTY for 1 (one) month in accordance with the results of reading and recording of (*Automatic Meter Reading* (AMR)) to in Article 11 of this Agreement and the Selling Price in accordance with the provisions of this Agreement ("Electricity Bill"), and the calculation for the first Electricity Bill starts from the date of distribution of Electric Power in accordance with Article 5 paragraph (1) of this Agreement, provided that, in the future after payment of an Electricity Bill by SECOND PARTY and the FIRST PARTY find that the Electronic Meter is damaged and results in the reading and recording of the Electronic Meter on which the Electricity Bill is incorrect, then:

a. The FIRST PARTY will prepare an Account Correction Minutes which contains the presence

First Party Initials *page 19/28* *Second Party Initials*

atas Tagihan Listrik yang telah dibayarkan tersebut dan akan ditandatangani oleh perwakilan yang sah dari masing-masing PIHAK;

b. apabila terjadi kekurangan pembayaran, PIHAK PERTAMA akan menggabungkan jumlah kekurangan tersebut ke Tagihan Listrik untuk bulan berikutnya; dan

c. apabila terjadi kelebihan pembayaran, PIHAK PERTAMA akan mengembalikan jumlah kelebihan tersebut kepada PIHAK KEDUA,

dengan memperhatikan ketentuan Berita Acara Koreksi Rekening dan penagihan serta pembayaran atas jumlah kekurangan tersebut yang dipersiapkan PIHAK PERTAMA sesuai dengan Keputusan Direksi PT PLN (Persero) No. 163.1.K/DIR/2012 tanggal 9 April 2012 tentang Penyesuaian Rekening Tenaga Listrik, yang akan diserahkan oleh PIHAK PERTAMA kepada PIHAK KEDUA dalam waktu selambat-lambatnya 5 (lima) hari kalender sejak tanggal penandatanganan Perjanjian ini dan akan dianggap sebagai satu kesatuan dan bagian tidak terpisahkan dari Perjanjian ini.

(2) PIHAK PERTAMA akan menyampaikan Tagihan Listrik untuk suatu bulan pemakaian Tenaga Listrik oleh PIHAK KEDUA, kepada PIHAK KEDUA paling lambat pada tanggal 3 dari bulan berikutnya.

(3) Pembayaran atas Tagihan Listrik sebagaimana dimaksud dalam ayat (2) Pasal ini akan dilakukan oleh PIHAK KEDUA dalam mata uang Rupiah (Rp) dan kepada PIHAK PERTAMA dengan menggunakan cara pembayaran yang diatur dalam Tagihan Listrik, dengan mencantumkan nomor pelanggan PIHAK KEDUA dengan batas akhir waktu pembayaran jatuh pada tanggal 20 setiap bulan penagihan, walaupun tanggal tersebut jatuh pada hari libur.

(4) Dalam hal PIHAK KEDUA tidak melaksanakan pembayaran Tagihan Listrik pada tanggal yang telah ditetapkan sebagaimana dimaksud pada ayat (3) Pasal ini, maka PIHAK KEDUA akan dikenakan sanksi keterlambatan sesuai Pasal 14 Perjanjian ini.

or absence of excess or underpayment of the Electricity Bill that has been paid and will be signed by an authorized representative of each PARTY;

b. in the event of a lack of payment, the FIRST PARTY will combine the amount into the Electricity Bill for the next month; and

c. in the event of an overpayment, the FIRST PARTY will return the excess amount to the SECOND PARTY,

by taking into account the Provisions of (*Berita Acara Koreksi Rekening*) and payment of the amount of the presence underpayment of the Electricity Bill prepared by the FIRST PARTY in accordance with the Decree of the Directors of PT PLN (Persero) No. 163.1.K / DIR / 2012 dated April 9, 2012 concerning Adjustments to Electricity Accounts, which will be submitted by the FIRST PARTY to the SECOND PARTY no later than 5 (five) calendar days from the date of signing this Agreement and will be considered as a single unit and part inseparable from this Agreement.

(2) The FIRST PARTY will submit Electricity Bill for one month of electricity usage by the SECOND PARTY, to the SECOND PARTY no later than the 3rd of the following month.

(3) Payment of Electricity Bill as referred to in paragraph (2) of this Article will be made by the SECOND PARTY in Rupiah (IDR) and to the FIRST PARTY by using the payment method regulated in the Electric Bill, by including the customer number SECOND PARTY with a limit the end of payment will fall on the 20th of each billing month, even though the date falls on a holiday.

(4) In the event that the SECOND PARTY does not carry out the payment of the Electricity Bill on the date determined as referred to in paragraph (3) of this Article, the SECOND PARTY will be subject to sanctions for delay in accordance with Article 14 of this Agreement.

Pasal 14

SANKSI KETERLAMBATAN DAN PEMUTUSAN

(1) Apabila PIHAK KEDUA tidak dapat melunasi pembayaran suatu Tagihan Listrik bulanan sesuai dengan jangka waktu sebagaimana dimaksud dalam Pasal 13 ayat (3) Perjanjian ini, maka PIHAK KEDUA harus membayar biaya keterlambatan kepada PIHAK

Article 14

SANCTIONS FOR DELAY AND DISCONNECTION

(1) If the SECOND PARTY fails to pay a monthly Electricity bills in accordance with the time period as referred to in Article 13 paragraph (3) hereof, the SECOND PARTY must pay to the FIRST PARTY a penalty for delay in the amount of 3% (three percent) of the total

First Party Initials *page 20/28* *Second Party Initials*

PERTAMA sebesar 3% (tiga perseratus) dari jumlah pemakaian Tenaga Listrik bulanan yang bersangkutan untuk setiap bulan keterlambatan, sesuai ketentuan Pasal 14 ini ("Biaya Keterlambatan" atau “BK”), sesuai dengan ketentuan ayat (2) Pasal ini . First Party Initials.. ............... .. page 21 /28 Second Party Initials..... (2) Pengenaan Biaya Keterlambatan sebesar 3% (tiga persen) tersebut dikenakan kepada PIHAK KEDUA dengan ketentuan bahwa, bulan keterlambatan (N) dari tanggal 21 sampai dengan akhir bulan N dikenakan BK 1 (satu) kali, pada bulan N+ 1 dikenakan BK 2 (dua) kali dan pada bulan N+ 2 dikenakan BK 3 (tiga) kali, dengan keberlakuan pengenaan BK terhitung sejak hari pertama dari setiap bulan keterlambatan dan dikenakan maksimal 3 (tiga) kali BK . Sebagai contoh perhitungan Biaya Keterlambatan atas Tagihan Listrik bulan Juli 2018 apabila dilunasi: • Sampai dengan t a n 9g aI 20 Juli, tidak dikenakan BK. • Tanggal 21 Juli s/d 31 Juli 2018, dikenakan 1 x tarif BK. • Tanggal 1 Agustus s/d 31 Agustus 2018, dikenakan 2 x tarif BK. • Tanggal 1 September s/d 30 September 2018, dikenakan 3 x tarif BK. (3) Apabila PIHAK KEDUA gagal untuk membayar suatu Tagihan Listrik bulanan sampai pada batas waktu pembayaran sebagaimana dimaksud pada Pasal 13 ayat (3) Peıjanjian ini, PIHAK PERTAMA akan memberitahukan secara tertulis kepada PIHAK KEDUA mengenai keterlambatan atas pembayaran tersebut dan PIHAK PERTAMA berhak melakukan pemutusan sementara terhadap penyaluran Tenaga Listrik dengan syarat dan ketentuan sebagai berikut : a. PIHAK PERTAMA telah menyampaikan pemberitahuan mengenai rencana pemutusan sementara tersebut secara tertulis terlebih dahulu kepada PIHAK KEDUA ; b . pemutusan sementara akan dilakukan sejak tanggal pemberitahuan sebagaimana dimaksud dalam ayat (3) . a Pasal ini diterima oleh PIHAK KEDUA ; dan c . penyaluran kembali Tenaga Listrik yang telah diputus sementara akan segera dilakukan oleh PIHAK PERTAMA setelah pelunasan semua Tagihan Listrik yang terutang dan BK - nya oleh PIHAK KEDUA, namun dalam hal apapun penyaluran kembali tersebut harus dilakukan monthly electricity consumption for each month of delay, in accordance with terms of this Artide 14 ("Penalty for Delay" or "BK") in accordance with the provisions of paragraph (2) of this Article . (2) The Penalty for Delay of 3% (three percent) will be charged to the SECOND PARTY provided that, the month of delay (N) from 21 st day up to the end of the month N, it will be charged with 1 (one) time BK, in month N+ 1 , it will be charged to 2 (two) times BK and in month N+ 2 , it will be charged to 3 (three) times BK, with the effectiveness of imposition of BK from the first day of month of delay and the imposition of maximum of 3 (three) times BK . As an example of calculation of the Penalty for Delay for the July 2018’s account, if paid: • Until 20 July, no BK is charged. • 21 July to 31 July 2018, is charged with 1x BK. • 1 August to 31 August 2018, is charged with 2x BK • 1 September to 30 September 2018, is charged with 3x BK. (3) If the SECOND PARTY fails to pay a monthly Electricity Bills until the time limit of the payment period as referred to in Article 13 paragraph (3) hereof, the FIRST PARTY will notify the SECOND PARTY in writing regarding the delay of such payment and the FIRST PARTY has the right to temporarily disconnect the distribution of the Electricity with the following terms and conditions : a . FIRST PARTY has provided a written notice regarding it's plan of such temporary disconnection to SECOND PARTY ; b . the temporary disconnection will be performed from the date of notification as referred to in paragraph (3) . a of this Article being receipt by the SECOND PARTY ; and c . the supply of Electricity which has been temporarily disconnected will immediately be performed by FIRST PARTY after the full payment of all outstanding Eleckicity Bills and their Penalty for Delay by SECOND PARTY, but, in any event, such supply will be performed by FIRST PARTY

PIHAK PERTAMA tidak lebih dari 8 (delapan) jam sejak pelunasan tersebut.

no later than 8 (eight) hours from such full payment.

(4) Apabila dalam jangka waktu 60 (enam puluh) hari kalender terhitung sejak tanggal pemberitahuan pemutusan sementara sebagaimana dimaksud dalam ayat (3) Pasal ini. PIHAK KEDUA tidak dapat melunasi pembayaran Tagihan Listrik bulanan yang terutang berikut Biaya Keterlambatan dimaksud dalam ayat (1) dan ayat (2) Pasal ini, maka PIHAK PERTAMA berhak mengakhiri Perjanjian ini secara sepihak sesuai dengan ketentuan Pasal 22 Perjanjian ini.

(4) If within 60 (sixty) calendar days from the date of receipt of the temporary disconnection notification as mentioned in paragraph (3) of this Article. SECOND PARTY fails to settle the payment for the outstanding monthly Electricity Bills and the Penalty for Delay as referred to in paragraph (1) and paragraph (2) of this Article, then the FIRST PARTY is has the right to terminate this Agreement unilaterally in accordance with Article 22 of this Agreement

Pasal 15

PAJAK DAN BEA

Semua pajak, bea, termasuk bea materai yang timbul sehubungan Perjanjian ini menjadi beban dan tanggung jawab masing-masing PIHAK sesuai dengan ketentuan Hukum dan Peraturan Perundang-undangan yang berlaku di Republik Indonesia.

Article 15

TAXES AND DUTIES

All taxes, duties, including stamp duty arising from this Agreement shall be the burden and responsibility of each PARTY in accordance with the applicable Laws and Regulations in the Republic of Indonesia, unless separately regulated upon the agreement of the PARTIES.

Pasal 16

TUNTUTAN GANTI RUGI

(1) Apabila terdapat tuntutan atau klaim dari pihak ketiga atas pelaksanaan Perjanjian ini baik sekarang maupun dikemudian hari, maka semua tuntutan tersebut adalah merupakan beban dan tanggung jawab sepenuhnya PIHAK KEDUA.

(2) PIHAK KEDUA menjamin PIHAK PERTAMA terbebas dari tuntutan atau klaim pihak ketiga yang mengajukan tuntutan ganti rugi atas kerugian yang dialaminya akibat pelaksanaan Perjanjian ini.

(3) Ketentuan dalam ayat (1) dan (2) Pasal ini tidak berlaku dalam hal klaim dari pihak ketiga atas pelaksanaan Perjanjian ini tidak disebabkan oleh atau tidak berkaitan dengan PIHAK KEDUA.

Article 16

INDEMNIFICATION

(1) If there are demands or claims from any third parties on the implementation of this Agreement, both now and in the future, all such claims are the full burden and responsibility of the SECOND PARTY.

(2) The SECOND PARTY shall hold harmless the FIRST PARTY from the demands or claims from any third parties filing for compensation claims due to losses they suffered as a result of the implementation of this Agreement.

(3) The provisions in paragraphs (1) and (2) of this Article do not apply in the case of claims from third parties for the implementation of this Agreement not due to or not related to the SECOND PARTY.

Pasal 17

PENERTIBAN PEMAKAIAN ALIRAN LISTRIK

(1) PIHAK PERTAMA berhak untuk melakukan penertiban pemakaian tenaga listrik ("**P2TL**") yang dipergunakan oleh PIHAK KEDUA berdasarkan ketentuan-ketentuan dan perundangan yang berlaku.

Article 17

CONTROL ON THE USAGE OF ELECTRICITY

(1) The FIRST PARTY has the rights to a control on the usage of electricity ("**P2TL**") utilized by the SECOND PARTY in accordance with the provisions in the laws and regulations.

First Party Initials *page 22/28* *Second Party Initials*

(2) Apabila dalam hal pelaksanaan P2TL, PIHAK PERTAMA menemukan pemakaian tenaga listrik secara tidak sah oleh PIHAK KEDUA, PIHAK PERTAMA berhak untuk melaksanakan hak untuk menerapkan sanksi kepada PIHAK KEDUA berupa tagihan susulan, pemutusan sementara dan/atau pembongkaran rampung berdasarkan ketentuan-ketentuan dan perundangan yang berlaku.

(2) If in the case of implementing P2TL, the FIRST PARTY discovers unauthorized use of electric power by the SECOND PARTY, the FIRST PARTY has the right to exercise the right to impose sanctions on the SECOND PARTY in the form of Follow-Up Bill/*Tagihan Susulan* (TS), temporary termination and / or completely dismantle and disconnect the supply of Electricity based on the provisions and applicable laws.

(3) Untuk menghindari keraguan, BK tidak berlaku dalam hal pembayaran tagihan susulan sebagaimana dimaksud dalam ayat (2) Pasal ini maupun keterlambatannya.

(3) For the avoidance of doubt, the BK does not apply in the case of payment of Follow-Up Bill/*Tagihan Susulan* (TS) as referred to in paragraph (2) of this Article or any delay thereof.

Pasal 18

KEADAAN MEMAKSA

Article 18

FORCE MAJEURE

(1) Kegagalan atau tertundanya pelaksanaan sebagian atau keseluruhan Perjanjian ini oleh salah satu PIHAK atau PARA PIHAK, tidak dianggap sebagai pelanggaran terhadap ketentuan-ketentuan Perjanjian ini apabila kegagalan atau penundaan tersebut terjadi karena Keadaan Memaksa.

(1) The failure to conduct or delay of part or all of the implementation of this Agreement by PARTY or THE PARTIES, shall not be considered as a violation of the provisions in this Agreement, if the occurrence of such failure or delay is due to a Force Majeure.

(2) Hal-hal yang termasuk sebagai keadaan memaksa (*force majeure*) dalam Perjanjian ini adalah segala peristiwa/kejadian yang terjadi di luar kekuasaan/kemampuan PARA PIHAK (manusia) dan tidak disebabkan karena pelanggaran oleh salah satu PIHAK atas ketentuan Perjanjian ini, termasuk tetapi tidak terbatas pada bencana alam, kebakaran, peperangan, epidemi, huru-hara, aksi mogok kerja dan kebijakan-kebijakan Pemerintah di bidang moneter, yang secara langsung menghalangi PARA PIHAK atau salah satu PIHAK untuk melaksanakan kewajibannya berdasarkan Perjanjian ini ("**Keadaan Memaksa**"). Untuk menghindari keraguan, pemadaman yang dilakukan oleh PIHAK PERTAMA atau pemadaman karena gangguan instalasi atau jaringan listrik PIHAK PERTAMA sebagaimana dimaksud dalam Pasal 3, Pasal 6, dan Pasal 10 Perjanjian ini bukan merupakan keadaan memaksa sebagaimana dimaksud dalam Pasal 18 ini.

(2) The events of which are included as a force majeure in this Agreement are all events which occur outside the ability of THE PARTIES (humans) and not resulting from breach of any provisions of this Agreement by an PARTY, including but not limited to natural disasters, fires, wars, epidemics, riots, strikes and Government policies in monetary sector, which directly hinder THE PARTIES or a PARTY from performing their obligations under this Agreement ("**Force Majeure**"). For avoidance of doubt, shutdown performed by FIRST PARTY or blackouts due to interruption in the FIRST PARTY's electrical installation or grid as referred to in Article Article 6 and Article 10 hereof shall not be constituted as force majeure as referred to in this Article 18.

(3) Apabila salah satu PIHAK tertunda atau terhambat untuk memenuhi kewajiban-kewajibannya berdasarkan Perjanjian ini akibat Keadaan Memaksa, PIHAK tersebut harus dalam waktu **1** x 24 jam sejak terjadinya Keadaan Memaksa, segera memberikan pemberitahuan tertulis kepada PIHAK lainnya atas fakta tersebut dan dengan semua rincian material mengenai Keadaan Memaksa, dengan perkiraan tanggal dimana Keadaan Memaksa akan mulai berhenti ("**Pemberitahuan Keadaan Memaksa**").

(3) If one of The PARTIES is delayed or is hindered to fulfill its obligations under this Agreement due to Force Majeure, such PARTY must within 1x24 hours of the occurrence of the Force Majeure, immediately give written notice to the other PARTY on that fact and with all material details concerning Force Majeure, with an estimated date on which the Force Majeure will cease ("**Notification of Force Majeure**").

First Party Initials page 23/28 *Second Party Initials*

(4) Dalam hal keterlambatan atau kelalaian dalam penyampaian Pemberitahuan Keadaan Memaksa dalam jangka waktu yang ditentukan sebagaimana dimaksud dalam ayat (3) Pasal ini, peristiwa tersebut tidak akan dianggap sebagai Keadaan Memaksa . (5) Bilamana dalam waktu 7 (tuJuh) hari kalender sejak adanya tanggal pemberitahuan mengenai teqadinya Keadaan Memaksa, PIHAK yang menerima Pemberitahuan Keadaan Memaksa tidak memberikan jawaban dan/atau tanggapan, PIHAK tersebut akan dianggap telah menyetujui peristiwa yang diberitahukan sebagai Keadaan Memaksa . (6) Dalam hal terjadinya Keadaan Memaksa, PARA PIHAK, segera setelah ditentukannya Keadaan Memaksa telah terjadi sesuai ayat (2), (3), (4) dan (5) Pasal ini, akan berdiskusf dan melakukan musyawarah untuk mencapai mufakat dalam menentukan cara menghentikan Keadaan Memaksa, mengurangi dampak Keadaan Memaksa dan/atau penyelesaian atas segala masalah terkait pelaksanaan Pelanjian ini yang timbul akibat terjadinya Keadaan Memaksa tersebut . Apabila musyarawah tersebut tidak mencapai kesepakatan, PARA PIHAK sepakat untuk menyelesaikan perselisihan tersebut melalui penyelesaian Perselisihan sebagaimana dimaksud dalam Pasal 23 Perjanjian ini . (7) Dalam hal: a. Para Pihak gagal mencapai kesepakatan sebagaimana dimaksud dalam ayat (6) Pasal ini dalam waktu 30 (tiga puluh) hari kalender sejak tanggal dimulainya musyawarah tersebut dan tidak melanjutkan ke penyelesaian Perselisihan sesuai ayat (6) Pasal ini ; atau b . Keadaan Memaksa berlangsung secara berkelanjutan selama 100 (seratus) hari kalender sejak ditetapkannya Keadaan Memaksa sesuai ketentuan Pasal 18 ini, PIHAK yang terdampak Keadaan Memaksa berhak untuk mengaMiri Perjanjian ini sesuai ketentuan Pasal 22 Per”an”ian ini . (8) Semua biaya dan kerugian yang diderita oleh PIHAK yang terkena Keadaan Memaksa bukan merupakan tanggung jawab dari PIHAK lainnya dan masing - masing PIHAK tidak akan memberikan ganti rugi apapun kepada PIHAK lainnya dalam hal terjadi Keadaan Memaksa dan/atau pengakhiran atas Peıjanjian ini akibat Keadaan Memaksa . (4) In the event of delays or negligence in delivering the Notification of Force Majeure within the specified period as referred to in paragraph (3) of this Article, such event will not to be considered as a Force Majeure . (5) If within 7 (seven) calendar days since the date of the Notification of Force Majeure, the PARTY receiving the Notification of Force Majeure does not provide an answer and/or response, such PARTY shall be deemed to have approved the notified event as a Force Majeure . (6) In the event of the occurrence of a Force Majeure, THE PARTIES will, immediately after the determination of occurrence of Force Majeure according to paragraphs (2), (3) and (5) of this Article, perform deliberation to reach consensus in determining how to stop the Force Majeure, mitigate the affect o f the Force Majeure and/or solutions for any problems related to the implementation of this Agreement which are arising from the occurrence of the Force Majeure . In the event that the deliberation to reach consensus cannot be reached, THE PARTIES agree to settle such differences through dispute settlement as referred to in Article 23 hereof . (7) In the event that: a . The Parties fail to reach an agreement as referred to in paragraph (6) of this Article within 30 (thirty) calendar days from the date of commencement of such deliberation and do not continue the settlement of the differences in accordance with paragraph (6) of this Article ; or b . The Force Majeure occurs continuously within 100 (one hundred) calendar days from the determination of Force Majeure in accordance with this Article 18 , the Force Majeure affected PARTY is entitled to terminate this Agreement in accordance with Article 22 hereof . (8) All costs and losses suffered by the Force Majeure affected PARTY shall not be the responsibility of the other PARTY and each of THE PARTIES shall not indemnify other PARTY in the event of Force Majeure and/or termination of this Agreement due to Force Majeure . page 24 /28 First Parly Initials.................... ... Second Party Initials....... ...... .. .... .......

{1) Kecuali ditentukan lain dalam Perjanjian ini, setiap Pasal 19 PERUBAHAN - PERUBAHAN perubahan ketentuan Pasal atau Pasal - Pasal Perjanjian ini hanya dapat dilakukan atas persetujuan PARA PIHAK . (2) Setiap perubahan ketentuan Pasal atau Pasal - Pasal Perjanjian ini, setelah disepakati oleh PARA PIHAK, dibuat dalam suatu Amendemen/Addendum yang merupakan bagian yang tidak terpisahkan dari Perjanjian ini . (3) Usul perubahan ketentuan Pasal atau Pasal - Pasal sebagaimana dimaksud dalam ayat (1) Pasal ini harus diajukan secara tertulis oleh PIHAK yang berkepentingan kepada PIHAK yang lainnya selambat - lambatnya dalam jangka waktu 30 (tiga puluh) hari kalender sebelum usulan mengenai tanggal kebedakuan dañ pewbahan yang diusulkan oleh PIHAK yang berkepentingan tersebut atau waktu lain yang disepakati oleh PARA PIHAK . (4) Kecuali ditentukan lain dalam Perjanjian ini, dalam hal para pihak dari Peqanjian Kerjasama antara PT PLN (Persero) dengan PT Puradelta Lestari Tbk . dan PT Pembangunan Deltamas tentang Penyaluran Tenaga Listrik untuk Pelanggan yang berada di kawasan Greenland International lndustrial Center (GIIC), No . PLN : 0418 . Oj/ 041 /DIR/ 2014 , No GIIC : 007/LG/PLN - GIIC/XI/2 - 14 tanggal 12 November 2014 yang terakhir diperbaharui 1.PJ/STH.00.01/C01030000/2021 No.PLN: 048 - tanggal 7 September 2021 perihal Penyediaan Tenaga Listrik untuk Kebutuhan Operasi Pusat Data di Greenland lndustrial International Center — Kota Deltamas mengubah Perjanjian Kerjasama tersebut yang berdampak pada pengaturan spesifikasi Tenaga Listrik, dampak dari kekurangan pasokan Tenaga Listrik, Biaya Penyambungan, Kompensasi, UJL, Harga Jual, Pembayaran Minimal, tenggat waktu untuk pembayaran Tagihan Listrik, PIHAK PERTAMA harus memberikan sebuah pemberitahuan tertulis mengenai amendemen tersebut kepada PiHAK KEDUA dalam waktu paling lambat 1 (satu) hari kalender sejak penandatanganan amendemen tersebut dan PARA PlHAft sepakat untuk secara otomatis terikat pada amendemen tersebut dan pemberitahuan tersebut merupakan amendemen terhadap Perjanjian ini dan satu kesatuan dan bagian yang tidak terpisahkan dari Perjanjian ini . Article 19 CHANGES (1) Unless determined otherwise in this Agreement, any changes to the provisions in the Article or Artides in this Agreement may only be made upon the approval of the PARTIES . (2) Any changes to the provisions in the Article or Articles in this Agreement, upon the agreement of both PARTIES, shall be stated in a Supplement/ Addendum which is an inseparable part of this Agreement . (3) The proposal to change the provisions tn the Article or Articles as referred to in paragraph (1) of this Article shall be submitted in writing by the concerned PARTY to the other PARTY at the latest of 1 (one) month prior to the proposed time period or other period agreed by the PARTIES . page 25/28 (4) In the event of the parties to the Cooperation Agreement between PT PLN (Persero) and PT Puradelta Lestari Tbk . and PT Pembangunan Deltamas concerning Distribution of Electric Power for Customers in the Greenland International Industrial Center (GIIC) area, No . PLN : 0418 . Oj / 041 / DIR / 2014 , No GIIC . 007 / LG / PLN - GIIC / XI / 2 - 14 dated November 12, 2014 and lastly updated No . PLN : 048 - 1 . PJ/STH . 00 . 01 /C 01030000 / 2021 dated September 7 , 2021 corcerning Provision of Electricity for Data Center Operations at Greenland Industrial International Center — Kota Deltamas amends amends such Cooperation Agreement which affect the stipulation of specification of Electricity, implication of déficit of Electricity, Connection Fee, Compensation, UJL, Sale Price, Minimum Payment, deadline for payment of Electricity Bills, FIRST PARTY shall provide a written notification regarding the amendment and attaching the amendment, to SECOND PARTY within a period no later than 1 (one) calendar day from the execution of such amendment and THE PARTIES agree to automatically bind to the amendment and the notification will serve as amendment to this Agreement and an integral and inseparable part of this Agreement, unless determined otherwise in this Agreement . Second Party Initials.fl.

Pasal 20

PENGALIHAN PERJANJIAN

PARA PIHAK tidak berhak untuk mengalihkan sebagian ataupun seluruh hak dan kewajibannya sebagaimana diatur dalam Perjanjian ini kepada pihak Lain tanpa adanya persetujuan tertulis terlebih dahulu dari PIHAK lainnya.

Article 20

TRANSFER OF AGREEMENT

Other than to the affiliates of the SECOND PARTY, the PARTIES shall not have the rights to transfer any part or all of their rights and obligations as stipulated in this Agreement to other parties without prior written approval from the other PARTY.

Pasal 21

PENGAKHIRAN PERJANJIAN

(1) Perjanjian ini berlaku sejak tanggal Perjanjian ini dan selama PIHAK KEDUA menjadi pelanggan PIHAK PERTAMA kecuali Perjanjian ini diakhiri sesuai ketentuan Perjanjian ini ("**Jangka Waktu**").

(2) Perjanjian ini dapat berakhir dikarenakan hal-hal sebagai berikut:

a. oleh PARA PIHAK berdasarkan kesepakatan tertulis PARA PIHAK;
b. oleh PIHAK KEDUA apabila PIHAK KEDUA mengajukan permintaan tertulis kepada PIHAK PERTAMA untuk berhenti menjadi pelanggan PIHAK PERTAMA dan menerima penyaluran Tenaga Listrik berdasarkan Perjanjian ini;
c. oleh salah satu PIHAK yang memiliki hak untuk mengakhiri Perjanjian ini sesuai ketentuan Perjanjian ini;
d. oleh PIHAK yang tidak melakukan pelanggaran atas Perjanjian ini, dalam hal terjadinya pelanggaran atas ketentuan dari Perjanjian ini oleh PIHAK lainnya;
e. oleh PIHAK yang tidak melakukan pelanggaran atas Perjanjian ini, dalam hal adanya pernyataan atau jaminan PIHAK lain sebagaimana dimaksud dalam Pasal 26 Perjanjian ini yang ternyata tidak benar;
f. kecuali ditentukan lain dalam Perjanjian ini, oleh salah satu PIHAK dalam hal tidak tercapainya kesepakatan atas suatu diskusi yang perlu diadakan oleh PARA PIHAK berdasarkan ketentuan terkait dari Perjanjian ini, dalam jangka waktu 30 (tiga puluh) hari kalender (atau jangka waktu yang lebih lama yang mungkin disepakati oleh PARA PIHAK) sejak diskusi tersebut dimulai; dan/atau

Article 21

TERMINATION OF AGREEMENT

(1) This Agreement shall become effective on the date of this Agreement and during the term where SECOND PARTY remains the customer of FIRST PARTY hereunder, unless this Agreement is terminated in accordance with the terms of this Agreement ("**Term**").

(2) This Agreement will terminate due to the following matters:

a. written agreement of THE PARTIES;
b. SECOND PARTY submit a written request to FIRST PARTY to cease being the customer of FIRST PARTY and receiving supply of Electricity according to this Agreement;
c. termination by a Party who is entitled to terminate this Agreement according to provisions of this Agreement;
d. by the non-defaulting PARTY to this Agreement, in the event of a breach of the provisions of this Agreement by the other PARTY;
e. by the non-defaulting PARTY to this Agreement, in the event that any representations or warranties of the other PARTY which are found to be untrue;
f. unless otherwise stipulated in this Agreement, by one of the PARTIES in the event that an agreement is not reached on a discussion that needs to be held by THE PARTIES based on the relevant provisions of this Agreement, within a period of 30 (thirty) calendar days (or a longer period of time which may be agreed upon by The PARTIES) from the commencement of the discussion; and
g. Force Majeure as stipulated in Article 18 of this Agreement.

First Party Initials *page 26/28* *Second Party Initials*

g. Keadaan Memaksa sebagaimana diatur dalam Pasal 18 Perjanjian ini.

(3) Dalam hal terjadi pengakhiran Perjanjian ini oleh salah satu PIHAK sebagaimana diatur dalam ayat (2) Pasal ini, maka PIHAK yang bermaksud untuk melakukan pengakhiran atas Perjanjian ini wajib memberitahukan secara tertulis terlebih dahulu kepada Pihak lainnya selambat-lambatnya 60 (enam puluh) hari kerja sebelum tanggal pengakhiran yang dikehendaki dengan menyebutkan alasan pengakhiran Perjanjian ini dan/atau jenis pelanggaran yang telah dilakukan oleh PIHAK lainnya disertai dengan bukti-bukti yang patut dan dapat dipertanggungjawabkan secara hukum dan peraturan perundang-undangan yang berlaku.

(4) Dalam hal terjadi pengakhiran Perjanjian ini sebagaimana dimaksud pada ayat (2) Pasal ini, PARA PIHAK sepakat untuk mengesampingkan ketentuan Pasal 1266 Kitab Undang-Undang Hukum Perdata terhadap Perjanjian ini.

(5) Dalam hal pengakhiran atas Perjanjian ini, maka segala hak dan kewajiban yang timbul sebelum berakhirnya Perjanjian ini harus tetap dilaksanakan oleh PARA PIHAK, termasuk kewajiban PIHAK KEDUA atas pembayaran Tagihan Listrik dan kewajiban pembayaran PIHAK KEDUA lainnya yang berdasarkan Perjanjian ini telah jatuh tempo dan dapat dibayarkan sebelum berakhirnya Perjanjian ini.

(6) Dalam hal pengakhiran atas Perjanjian ini PIHAK PERTAMA berhak untuk:

a. melakukan pembongkaran rampung serta mengambil seluruh instalasi milik PIHAK PERTAMA yang berada di area/bangunan PIHAK KEDUA di Lokasi; atau

b. mempertahankan seluruh instalasi milik PIHAK PERTAMA yang berada di area/bangunan PIHAK KEDUA di Lokasi tetap berada di area tersebut, dengan ketentuan sebagai berikut:

i. dalam hal PIHAK KEDUA masih memiliki atau menguasai area/bangunan tersebut:

(a) PIHAK KEDUA tidak akan dikenakan biaya tambahan oleh pihak manapun termasuk PIHAK PERTAMA dan PIHAK KEDUA tidak memiliki tanggung jawab dalam bentuk apapun terhadap seluruh instalasi milik PIHAK PERTAMA (termasuk tanggung jawab untuk melindungi

(3) In the event of termination of this Agreement by a PARTY according to paragraph (2) of this Article, the Party intended to terminate this Agreement must notify the other party in writing in advance not later than 60 (sixty) working days before the desired date of termination by mentioning the reasons for terminating the agreement and/or the types of breaches committed by other PARTY accompanied by evidence which is appropriate and legally applicable.

(4) In the event of termination of the Agreement as referred to in paragraph (2) of this Article, the PARTIES agree to waive the provisions of Article 1266 of the Indonesian Civil Code to this Agreement.

(5) In the event that termination of this Agreement, all rights and obligations arising prior to the expiration of this Agreement shall still be performed by THE PARTIES, including the SECOND PARTY's obligations for the payment of Electricity Bill and other SECOND PARTY payment obligations under this Agreement which are due and can be paid before the termination of this Agreement.

(6) In the event of termination of this Agreement, FIRST PARTY will:

a. completely dismantle and disconnect the supply of Electricity by removing all of the FIRST PARTY's electrical installations in the yards/buildings of the SECOND PARTY; or

b. maintain all installations owned by the FIRST PARTY in the yards/buildings of SECOND PARTY in the Location to remain in the area, with the following conditions:

i. in the event that the SECOND PARTY still owns or controls the area / building:

a) SECOND PARTY will not incur additional costs by any party including FIRST PARTY and SECOND PARTY has no responsibility in any form whatsoever for all installations belonging to the FIRST PARTY (including the responsibility to protect the security and safety of all installations belonging to the FIRST PARTY) and their operation ;

First Party Initials. *page 27/28* *Second Party Initials*

keamanan dan keselamatan dari seluruh instalasi milik PIHAK PERTAMA) dan pengoperasiannya;

(b) PIHAK PERTAMA harus menjaga keselamatan dan keamanan dari instalasi milik PIHAK PERTAMA termasuk dan memastikan pengoperasiannya tidak mengganggu kegiatan PIHAK KEDUA; dan

(c) PIHAK PERTAMA harus melindungi dan membebaskan PIHAK KEDUA dari segala klaim dan/atau tuntutan ganti rugi yang timbul dari pihak ketiga terkait seluruh instalasi milik PIHAK PERTAMA tersebut.

ii. dalam hal PIHAK KEDUA akan atau tidak memiliki atau menguasai area/bangunan tersebut:

(a) PIHAK PERTAMA harus memastikan bahwa pihak pengelola atau pemilik Kawasan Greenland International Industrial Center (GIIC) yang bertanggung jawab atas penggunaan area/bangunan tersebut mengizinkan PIHAK PERTAMA mempertahankan seluruh instalasi milik PIHAK PERTAMA yang berada di area/bangunan tersebut;

(b) PIHAK KEDUA tidak memiliki tanggung jawab dalam bentuk apapun terhadap seluruh instalasi milik PIHAK PERTAMA (termasuk tanggung jawab untuk melindungi keamanan dan keselamatan dari seluruh instalasi milik PIHAK PERTAMA) dan pengoperasiannya; dan

(c) PIHAK PERTAMA harus melindungi dan membebaskan PIHAK KEDUA dari segala klaim dan/atau tuntutan ganti rugi yang timbul dari pihak ketiga terkait seluruh instalasi milik PIHAK PERTAMA tersebut

b) The FIRST PARTY must maintain the safety and security of the installations belonging to the FIRST PARTY including and ensure their operation does not interfere with the activities of the SECOND PARTY; and

c) The FIRST PARTY must protect and release the SECOND PARTY from all claims and / or claims arising from third parties related to all installations belonging to the FIRST PARTY.

i. in the event that the SECOND PARTY will or does not own or control the yards/buildings:

a) FIRST PARTY must ensure that the manager or owner of the Greenland International Industrial Center (GIIC) responsible for the use of the yards/buildings allows FIRST PARTY to maintain all installations belonging to FIRST PARTY in the area / building;

b) The SECOND PARTY has no responsibility in any form for all installations belonging to the FIRST PARTY (including the responsibility to protect the security and safety of all installations belonging to FIRST PARTY) and their operation; and

c) FIRST PARTY must protect and release SECOND PARTY from all claims and / or claims arising from third parties related to all installations belonging FIRST PARTY.

First Party Initials. *page 28/28* *Second Party Initials*

Pasal 22 HUKUM YANG BERLAKU DAN PENYELESAIAN PERSELISIHAN (1) Perjanjian ini, penafsiran dan pelaksanaan serta segala akibat yang ditimbulkannya, diatur dan tunduk kepada hukum Negara Republik Indonesia . (2) Apabila terjadi perselisihan pendapat dalam pelaksanaan, penakiran atau pengakhiran Perjanjian ini (“Perselisihan"), maka PARA PIHAK akan menyelesaikan Perselisihan tersebut dengan cara musyawarah untuk mencapai mufakat dalam jangka waktu 30 (tiga puluh) hari kalender sejak tanggal salah satu PIHAK menerima sebuah pemberitahuan mengenai Perselisihan tersebut dari PIHAK lainnya. (3) Apabila penyelesaian perselisihan dengan cara musyawarah sebagaimana dalam ayat (2) Pasal ini tidak tercapai, PARA PIHAK sepakat untuk menyerahkan penyelesaiannya kepada Pengadilan Neged Kabupaten Bekasi . Pasal 23 KORESPONDENSI Korespondensi di antara PARA PIHAK berkenaan dengan pelaksanaan Perjanjian ini dilakukan melalui kurir, pos kilat tercatat atau surat elektronik (e - mail dan ditujukan ke alamat korespondensi sebagai berikut : PT PLN (Persero) Distribusi Jawa Barat UP3 Cikarang Alamat Ruko El Premio No. 8 - 11, Jalan Deltamas Telepon E - mail u p. Boulevard, Desa Sukamahi, Cikarang Pusat, Bekasi Wiedhyarno.Arief@pin.co.id Tuan Wiedhyarno Arief Wicaksono (Manager PT AGCC AITECH INDONESIA Article 22 GOVERNING LAW AND DISPUTE SETTLENENT (1) This Agreement, the interpretation and implementation and consequences of which, shall be governed and subject to the laws of the Republic of Indonesia . (2) If there is a dispute in the implementation interpretation, or termination of this Agreement, then it will be settled amicably by the PARTIES within 30 (thirty) calendar days from the date of a PARTY'S receipt of a notice of dispute from the other PARTY . (3) If such amicable settlement as referred to in paragraph (2) of this Article has not been reached, the PARTIES agree to submit such dispute to District Court of Bekasi Distñct . Article 23 CORESPONDENCE Correspondences between THE PARTIES in connection to the execution of the Agreement shall be made by courier, express registered mail or facsimile and shall be addressed to the correspondence addresses as follows : PT PLN (Persero) Distribusi Jawa Barat UP3 Cikarang Address Ruko El Premio No . 8 - 11 , Jalan Deltamas Boulevard, Desa Sukamahi, Cikarang Pusat, Bekasi Phone E - mail Attn . Wiedhyarno.Ariel@pin.co.id Tuan Wiedhyarno Ariel Wicaksono (Manage{ PT. AGCC AITECH INDONESIA Alamat Kawasan Greenland International Address Telepon Industrial Center (GIIC) Blok BC No. 9, Pas rranj Cikarang Pusat, Kab. Bekasi, 17530 Phone E - mail Greenland International Industrial Center (GIIC) Area Blok BC No . 9 , Pasirranji, Cikarang Pusat, Kab . Bekasi, 17530 page 29/28 Second Party Initials..

Up.	:	MONIKA TANGEL

Attn.	:	MONIKA TANGEL

Apabila salah satu PARA PIHAK mengganti atau mengubah alamatnya atau hal-hal yang terkait lainnya sehubungan dengan alamat ini, maka Pihak tersebut harus memberitahukan penggantian dan/atau perubahan tersebut kepada Pihak lainnya melalui kurir, pos kilat tercatat atau surat elektronik (*e-mail*). Alamat yang baru akan dianggap berlaku dalam waktu 3 (tiga) hari kerja terhitung sejak tanggal diterimanya pemberitahuan penggantian dan/atau perubahan, kecuali ditentukan keberlakuannya dengan waktu lebih awal dalam pemberitahuan tersebut.

If one of THE PARTIES replaces or changes the address or other related matters in relation to this address, then such PARTY must notify the replacement and/or such changes to the other PARTY by registered mail or facsimile. The new address will be considered valid after 7 (seven) business days since the date of receipt of the replacement and/or change notification.

Pasal 24

PERNYATAAN DAN JAMINAN

Masing-masing PIHAK menyatakan dan menjamin kepada PIHAK lainnya bahwa:

a. Masing-masing PIHAK memiliki kekuasaan penuh untuk menandatangani Perjanjian ini dan melaksanakan kewajiban-kewajibannya berdasarkan Perjanjian ini menurut ketentuan Perjanjian ini;

b. Masing-masing PIHAK telah melakukan semua tindakan korporasi dan tindakan lainnya dan/atau memperoleh persetujuan atau perizinan yang diperlukan untuk mengesahkan penandatanganan dan pelaksanaan kewajiban-kewajibannya berdasarkan Perjanjian ini;

c. Perjanjian ini mengikat secara sah dan dapat dilaksanakan terhadap masing-masing PIHAK dengan ketentuannya;

d. Penandatanganan dan pelaksanaan kewajiban-kewajibannya berdasarkan Perjanjian ini tidak akan merupakan pelanggaran atas ketentuan hukum, anggaran dasar, putusan pengadilan atau perjanjian yang mengikat secara sah lainnya di mana salah satu PIHAK tunduk terhadap perjanjian tersebut;

e. Masing-masing PIHAK memiliki perizinan yang sah untuk menjalankan kegiatan usahanya;

f. Tidak ada tindakan, tuntutan, sengketa, proses hukum atau penyelidikan yang sah di hadapan atau oleh instansi pemerintah, badan peradilan, majelis arbitrase atau badan lainnya, sejauh pengetahuannya, mengancam atau mempengaruhinya, haknya atau harta kekayaannya, yang dapat diperkirakan secara wajar dapat mempengaruhi kemampuannya untuk melaksanakan kewajibannya berdasarkan Perjanjian ini atau mempengaruhi keberlakuan atau pelaksanaan Perjanjian ini; dan

Article 24

REPRESENTATIONS AND WARRANTIES

Each PARTY represents and warrants to the other PARTY that:

a. Each PARTY has full power to sign this Agreement and carry out its obligations under this Agreement in accordance with the provisions of this Agreement;

b. Each PARTY has carried out all corporate actions and other actions and/or obtained the approval or permission required to authorize the signing and implementation of its obligations under this Agreement;

c. This Agreement is legally binding and can be implemented against each PARTY with its provisions;

d. The signing and execution of its obligations under this Agreement will not constitute a violation of legal provisions, articles of association, court awards or other legally binding agreements in which a PARTY is subject to such agreement;

e. Each PARTY has valid permits to carry out their business activities;

f. There are no legal actions, claims, disputes, legal proceedings or investigations before or by government agencies, judicial bodies, arbitral tribunals or other bodies, to the best of their knowledge, threatening or influencing them, their rights or assets, which can reasonably be expected to affect their abilities to carry

First Party Initials *page 30/28* *Second Party Initials*

g. Tidak dalam keadaan pailit atau tidak mampu membayar utang dan memiliki kemampuan finansial yang baik untuk pelaksanaan kewajibannya berdasarkan Peqanjian ini . Pasal 25 PENUTUPAN (1) Perjanjian ini dibuat dan ditandatangani oleh PARA PIHAX dalam rangkap dua yang bermaterai cukup dan sama bunyinya serta masing - masing mempunyai Kekuatan hukum yang sama dan ditandatangani pada hari dan tanggal disebutkan pada awal Peqanjian ini . (2) Peqanjian ini dibuat dalam 2 (dua) bahasa, yaitu Bahasa (2) Indonesia dan Bahasa Inggris. (3) Apabila dikemudian hari terdapat perbedaan penafsiran antara Bahasa Indonesia dan Bahasa Inggris, maka Bahasa Indonesia yang berlaku . PIHAK PERTAMA/FIRST PARTY PT PLN (PERSERO) WIEDHYARNO ARIEF WICAKSONO Manajer/Manager UP3 Cikarang First Party Initials..................... out its obligations under this Agreement or influence the effectiveness or implementation of this Agreement; and g . Not in a state of bankruptcy or insolvent and it has good financial ability to carry out its obligations under this Agreement . Article 25 CLOSING (I) This Agreement is made and executed by THE PARTIES in two counterparts equipped with sufficient stamp duty, each has the same power and executed on the date as stated on the beginning of this Agreement . This Agreement is made in 2 (two) languages, such as Bahasa Indonesia and English language. (3) In the event of any dispute in the interpretation between Bahasa Indonesia and English language, the Bahasa Indonesia language shall prevail . page 31/28 PIHAK KEDUA/SECOND PARTY PT. AGCC AITECH INDONESIA MONIKA TANGEL Direktur/Director Second Party Initial .. ............................